EXHIBIT 10.5










                                      CONFORMED

                        RESTATED LOAN AND SECURITY AGREEMENT


                                      between


                      ASSOCIATES MORTGAGE FUNDING CORPORATION,
                                  as a borrower


                           RYLAND MORTGAGE COMPANY,
                         as a borrower and a guarantor


                            BANK ONE, TEXAS, N.A.,
                                   as Agent,

                                      and

                               CERTAIN LENDERS,
                                 as Lenders


                           Initially $365,000,000


                               June 16, 1995

TABLE OF CONTENTS
SECTION 1.    DEFINITIONS AND REFERENCES                                  2
1.1    Definitions                                                2
1.2    Time References                                           18
1.3    Other References                                          18
1.4    Accounting Principles                                     18

SECTION 2.    BORROWINGS AND LCS                                         18
2.1    Commitments and Borrowing Base                            18
2.2    Borrowing Procedures Generally                            19
2.3    Wet-Borrowing Procedures                                  21
2.4    LC Procedures                                             21
2.5    Increases and Terminations                                23

SECTION 3.    PAYMENT TERMS                                              24
3.1    Notes                                                     24
3.2    Payment Procedures                                        24
3.3    Scheduled Principal and Interest                          25
3.4    Prepayments                                               25
3.5    Order of Application                                      26
3.6    Sharing                                                   28
3.7    Interest Rates                                            28
3.8    Interest Calculations                                     29
3.9    Maximum Rate                                              29
3.10   Interest Periods                                          29
3.11   Conversions                                               30
3.12   Booking Borrowings                                        30
3.13   Basis Unavailable or Inadequate for LIBOR Rate            30
3.14   Additional Costs                                          30
3.15   Change in Laws                                            31
3.16   Funding Loss                                              31
3.17   Foreign Lenders, Participants, and Purchasers             31
3.18   Fees                                                      32

SECTION 4.    SECURITY                                                   33
4.1    Guaranty                                                  33
4.2    Collateral                                                35
4.3    Collateral Procedures                                     37
4.4    Borrowing-Base Reports                                    38
4.5    Borrowing Base                                            38
4.6    Agent for Appraisals                                      38
4.7    Power of Attorney                                         38
4.8    Redemption of Mortgage Collateral                         39
4.9    Correction of Notes                                       40
4.10   Release of Servicing Rights                               40

SECTION 5.    CONDITIONS PRECEDENT                                       41
5.1    Initial Borrowing or LC                                   41
5.2    Each Borrowing or LC                                      41
5.3    General                                                   41

SECTION 6.    REPRESENTATIONS AND WARRANTIES                             41
6.1    Purpose of Credit                                         41
6.2    Corporate Existence, Good Standing,
       Authority and Compliance                                  41
6.3    Subsidiaries                                              42
6.4    Authorization and Contravention                           42
6.5    Binding Effect                                            42
6.6    Fiscal Year and Financial Information                     42
6.7    Litigation                                                42
6.8    Taxes                                                     42
6.9    Environmental Matters                                     42

6.10   Employee Plans                                            43
6.11   Government Regulations                                    43
6.12   Transactions with Affiliates                              43
6.13   Debt                                                      43
6.14   No Liens                                                  43
6.15   Perfection and Priority of Lender Liens                   43
6.16   Principal Office, Etc                                     43
6.17   Trade Names                                               43
6.18   Government Approvals                                      43
6.19   Appraisals                                                44
6.20   Solvency                                                  44
6.21   Full Disclosure                                           44

SECTION 7.    AFFIRMATIVE COVENANTS                                      44
7.1    Reporting Requirements                                    44
7.2    Use of Proceeds                                           45
7.3    Books and Records                                         45
7.4    Inspections                                               45
7.5    Taxes                                                     45
7.6    Expenses                                                  46
7.7    Maintenance of Existence, Assets, and Business            46
7.8    Insurance                                                 46
7.9    Further Assurances                                        46
7.10   Take-Out Commitments and Servicing Contracts              47
7.11   Compliance with Material Agreements                       47
7.12   Appraisals                                                47
7.13   INDEMNIFICATION                                           47

SECTION 8.    NEGATIVE COVENANTS                                         47
8.1    Debt                                                      47
8.2    Liens                                                     48
8.3    Loans, Advances, and Investments                          48
8.4    Distributions                                             48
8.5    Merger or Consolidation                                   48
8.6    Liquidations and Dispositions of Assets                   48
8.7    Use of Proceeds                                           48
8.8    Collateral Matters                                        48
8.9    Transactions with Affiliates.                             49
8.10   Employee Plans                                            49
8.11   Compliance with Laws and Documents                        49
8.12   Government Regulations                                    49
8.13   Fiscal Year Accounting                                    49
8.14   New Businesses                                            49
8.15   Assignment                                                49

SECTION 9.    FINANCIAL COVENANTS                                        49
9.1    Net Worth Covenants                                       49
9.2    Leverage Ratio                                            50
9.3    Net Income                                                50
9.4    Cash Flow                                                 50
9.5    Servicing Portfolio                                       50

SECTION 10.    DEFAULTS AND REMEDIES                                     50
10.1   Default                                                   50
10.2   Remedies                                                  52
10.3   Right of Offset                                           53
10.4   Private Sales                                             53
10.5   Waivers                                                   54
10.6   Performance by Agent                                      54
10.7   No Responsibility                                         54
10.8   No Waiver                                                 54
10.9   Cumulative Rights                                         54
10.10  Proceeds                                                  55

10.11  Rights of Individual Lenders                              55
10.12  Notice to Agent                                           55
10.13  Costs                                                     55

SECTION 11.    AGENT                                                     55
11.1   Authorization and Action                                  55
11.2   Agent's Reliance, Etc                                     56
11.3   Agent and Affiliates                                      56
11.4   Lender Credit Decision                                    57
11.5   Indemnification                                           57
11.6   Successor Agent                                           57
11.7   Agent as Custodian                                        58

SECTION 12.    MISCELLANEOUS                                             58
12.1   Nonbusiness Days                                          58
12.2   Communications                                            58
12.3   Form and Number of Documents                              59
12.4   Exceptions to Covenants                                   59
12.5   Survival                                                  59
12.6   Governing Law                                             59
12.7   Invalid Provisions                                        59
12.8   Conflicts Between Loan Papers                             59
12.9   Venue and Service of Process                              59
12.10  Discharge and Certain Reinstatement                       60
12.11  Amendments, Consents, Conflicts, and Waivers              60
12.12  Multiple Counterparts                                     61
12.13  Parties                                                   61
12.14  Participations                                            62
12.15  Transfers                                                 62
12.16  Existing-Loan Agreement and Entireties                    63



SCHEDULES AND EXHIBITS

        Schedule 1.1(a)    -    Lenders and Commitments
        Schedule 1.1(b)    -    Wiring Instructions
        Schedule 1.1(c)    -    Conditions for Eligibility
        Schedule 1.1(d)    -    Borrowing-Base Calculations
        Schedule 4.3       -    Collateral Procedures
        Schedule 5.1       -    Closing Conditions
        Schedule 6.3       -    Ryland's Subsidiaries
        Schedule 8.1       -    Permitted Debt
        Schedule 8.2       -    Permitted Liens
        Schedule 8.3       -    Permitted Loans/Investments

        Exhibit A-1        -    Associates Note
        Exhibit A-2        -    Interim Note
        Exhibit A-3        -    Ryland Note
        Exhibit A-4        -    Intercompany Note
        Exhibit B-1        -    Credit Request for Warehouse Borrowing
    Exhibit B-2        -    Credit Request for Receivables Borrowing
        Exhibit B-3        -    Credit Request for Working-Capital Credit
        Exhibit B-4        -    Conversion Request
    Exhibit B-5        -    Payment Direction
        Exhibit C-1        -    Collateral-Delivery Notice
        Exhibit C-2        -    Collateral-Conversion Notice
        Exhibit C-3        -    Borrowing-Base Report for Mortgage Collateral
        Exhibit C-4        -    Borrowing-Base Report for Receivables
        Exhibit C-5        -    Borrowing-Base Report for Working Capital
        Exhibit C-6        -    Compliance Certificate
        Exhibit D-1        -    Bailee Letter for Investors
        Exhibit D-2        -    Bailee Letter for Pool Custodians

        Exhibit D-3        -    Trust Receipt and Agreement
        Exhibit D-4        -    Request for Release
        Exhibit E          -    Opinion of General Counsel
        Exhibit F-1        -    Amendment
        Exhibit F-2        -    Assignment

RESTATED LOAN AND SECURITY AGREEMENT


    THIS AGREEMENT is entered into as of June 16, 1995, between ASSOCIATES MORTGAGE FUNDING CORPORATION, a Delaware corporation as a borrower ("Associates"), RYLAND MORTGAGE COMPANY, an Ohio corporation as a borrower and a guarantor ("Ryland"), the Lenders described below, and BANK ONE, TEXAS, N.A., as agent for itself and the other Lenders ("Agent"). Associates and Ryland have requested Lenders and Agent to -- and, upon the terms below, they have agreed to -- enter into this agreement to extend, renew and entirely amend and restate the Existing-Loan Agreement.

(See Section 1.1 for defined terms.)

    A. Ryland originates, acquires, markets, sells, and services Mortgage Loans for one- to four-family owner-occupied dwellings.

    B. Associates is Ryland's direct-wholly-owned Subsidiary and has borrowed certain amounts under the Existing-Loan Agreement and advanced those amounts to Ryland under the Intercompany Note for financing Ryland's originating and acquiring Mortgage Loans until sold in the secondary market.

    (1) Associates has requested from Lenders Warehouse Borrowings under this agreement on a revolving basis, initially in an amount necessary to renew the outstanding borrowings for those purposes under the Existing-Loan Agreement and additionally in amounts to be advanced by Associates to Ryland under the Intercompany Note for Ryland's originating and acquiring additional Mortgage Loans until sold in the secondary market.

    (2) Under the Existing-Loan Agreement, among other things, Associates granted a Lien on the Intercompany Note to secure -- and Ryland unconditionally guaranteed -- the Existing Obligation related to those borrowings. Under Section 4 of this agreement, among other things, Associates and Ryland (the "Companies") renew, extend, and ratify that Lien as a Lender Lien under this agreement and guaranty in respect of the Obligation in respect of Warehouse Borrowings under this agreement.

    (3) Each Company will derive substantial direct and indirect benefits from Warehouse Borrowings under this agreement.

    C. Under the Existing-Loan Agreement, Ryland also borrowed certain amounts for purposes similar to those described below in this recital. Ryland has requested from Lenders revolving extensions of credit -- which may be through a combination of Borrowings and LCs -- under this agreement, initially in an amount necessary to renew those extensions of credit under the Existing-Loan Agreement and additionally for the following purposes:

    (1) Financing -- through Receivables Borrowings -- of certain of Ryland's Foreclosure Payments, P&I Payments, and T&I Payments.

    (2) LCs -- as Working-Capital Credits -- to support Ryland's sales of Servicing Rights if permitted under this agreement and other purposes approved by Agent.

    (3) Operating capital -- through Working-Capital Borrowings -- in Ryland's ordinary course of business.

    D. Under the Existing-Loan Agreement, among other things, Ryland granted Liens, securing the Existing Obligation, in all of the Mortgage Loans and Mortgage Securities identified under the Existing-Loan Agreement as Collateral and all of its present and future Servicing Receivables and other Servicing Rights arising under the Guides. Under Section 4 of this agreement, among other things, Ryland renews and extends those Liens as Lender Liens under this agreement in respect of the Obligation under this agreement.

    E. The Companies hereby fully terminate the commitment of all Terminated Lenders under the Existing-Loan Agreement, as of the date of this agreement, and hereby invite and accept other lenders to become Lenders under this agreement.

    F. Each Lender has severally agreed upon the terms of this agreement to extend Warehouse Borrowings on a non-ratable basis, and all other Borrowings on a ratable basis up to the total of its commitments in this agreement so long as, among other things, a Borrowing Excess never exists by any of the limitations in Section 2.1 or Schedule 1.1(d) being exceeded.

    ACCORDINGLY, for adequate and sufficient consideration, the Companies, Agent, and Lenders renew, extend, and entirely amend and restate the Existing-Loan Agreement as follows:


           SECTION 1  DEFINITIONS AND REFERENCES    .  Unless stated
otherwise, the following provisions apply to each Loan Paper and annexes, exhibits, and schedules to them and certificates, reports, and other writings delivered under them.

          1.1     Definitions    .

    Acknowledgment Agreement means, at any time and as applicable, the form of Acknowledgment Agreement then required by (a) FHLMC to be executed as a condition to the creation of a security interest in Servicing Rights for Mortgage Pools serviced for FHLMC, completed and executed by Ryland, Agent, (if necessary) each Lender, and FHLMC, and otherwise in form acceptable to Agent, together with every supplement to and replacements for that agreement in accordance with the FHLMC Guide, or (b) FNMA to be executed as a condition to the creation of a security interest in Servicing Rights for Mortgage Pools serviced for FNMA, completed and executed by Ryland, Agent, (if necessary) each Lender, and FNMA, and otherwise in form acceptable to Agent, together with every supplement to and replacements for that agreement in accordance with the FNMA Guide.

    Adjusted-Net Worth means -- for Ryland, on a consolidated basis, and at any time -- the sum of Ryland's stockholders' equity reflected on its balance sheet minus certain loans and advances by Ryland to Ryland Group required to be deducted for purposes of this definition by Item 13 on Schedule 8.3.

    Adjusted-Tangible-Net Worth means -- for Ryland, on a consolidated basis, at any time, and without duplication -- the sum of (a) Ryland's Adjusted-Net Worth plus (b) Ryland's long-term Debt if its maturity is no earlier than June 30, 1998, and its payment is subordinated to payment of the Senior Obligations in form and substance acceptable to Determining Lenders, plus
(c) 1% of the principal balance of Mortgage Loans in Ryland's Eligible-Servicing Portfolio, minus (d) purchased and originated Servicing Rights as shown on Ryland's balance sheet, minus (e) Ryland's goodwill, including, without limitation, any amounts representing the excess of the purchase price paid for acquired assets, stock, or interests over the book value assigned to them, minus (f) Ryland's patents, trademarks, service marks, trade names, and copyrights, minus (g) Ryland's other intangible assets.

    Affiliate of a Person means any other individual or entity that -- directly or indirectly through ownership, voting securities, contract, or otherwise -- controls, is controlled by, or under common control with that Person. For purposes of this definition (a) "control" or similar terms mean the power to direct or cause the direction of management or policies of that Person or ownership or voting control of 10% or more of the Voting Shares of that Person, and (b) the Companies are "Affiliates" of each other.

    Agent means, at any time, Bank One, Texas, N.A. -- or its successor appointed under Section 11 -- acting as agent for Lenders under the Loan Papers. References to Agent in respect of LCs mean that institution in its individual capacity.

    Applicable Margin means the following interest margin over a base rate (i.e., either the Fed-Funds Rate or LIBOR) as applicable under this agreement:

            Borrowing               Base Rate               Applicable
                                                              Margin
--------------------------------------------------------------------------

Warehouse Borrowings
(except Gestation Borrowings)      Fed-Funds Rate               0.875%

                                      LIBOR                     0.750%

Gestation Borrowings               Fed-Funds Rate               0.625%
                                   LIBOR                        0.500%

Receivables Borrowings             Fed-Funds Rate               1.000%
                                   LIBOR                     Not applicable

Working-Capital
Borrowings                         Fed-Funds Rate               1.250%
                                   LIBOR                        1.125%

    Appraisal means, for any Mortgage Loan, a written statement of the market value of the real property securing it.

    Appraisal Law means any Law that is applicable to appraisals of mortgaged-residential property in connection with transactions involving that property, including, without limitation, Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, the Federal Deposit Insurance Corporation Improvement Act of 1991, 12 C.F.R. Chapter I, Part 34, Subpart C, 12 C.F.R. Chapter II, Subchapter A, Part 225, Subpart G, and 12 C.F.R. Chapter III, Subchapter B, Part 323.

    Appraised Value means -- at any time for the Servicing Portfolio -- the appraised value determined in the March 8, 1994, appraisal prepared by Countrywide Servicing Exchange until superseded by the then-most recent appraisal prepared in a manner and by an appraiser satisfactory to Agent that was obtained by Ryland (or, whenever a Default exists, requested by Agent or Determining Lenders).

    Approved B-Paper Investor means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on a list agreed to by Agent and the Companies -- which Agent shall furnish to any Lender upon request -- as that list may be amended from time to time (i) by the Companies and Agent to remove or add other names as Agent and the Companies may agree, (ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to the Companies notice of -- and an opportunity to discuss -- the proposed removal of that Person, or (iii) automatically -- without signing by any party -- to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of either Company, Agent, or any Lender in connection with the transactions contemplated in the Loan Papers.

    Approved Investor means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on a list agreed to by Agent and the Companies -- which Agent shall furnish to any Lender upon request -- as that list may be amended from time to time (i) by the Companies and Agent to remove or add other names as Agent and the Companies may agree, (ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to the Companies notice of -- and an opportunity to discuss -- the proposed removal of that Person, or (iii) automatically -- without signing by any party -- to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of either Company, Agent, or any Lender in connection with the transactions contemplated in the Loan Papers.

    Approved-Jumbo Investor means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on a list agreed to by Agent and the Companies -- which Agent shall furnish to any Lender upon request -- as that list may be amended from time to time (i) by the Companies and Agent to remove or add other names as Agent and the Companies may agree, (ii) by either Agent or Determining Lenders to remove any such other Person after Agent has or Determining Lenders have given to the Companies notice of -- and an opportunity to discuss -- the proposed removal of that Person, or (iii) automatically -- without signing by any party -- to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of either Company, Agent, or any Lender in connection with the transactions contemplated in the Loan Papers.

    Approved PMI means any private-mortgage insurance company from time to time named on a list agreed to by Agent and the Companies -- which Agent shall furnish to any Lender upon request -- as that list may be amended from time to time (a) by the Companies and Agent to remove or add other names as Agent and the Companies may agree, (b) by either Agent or Determining Lenders to remove any Person on the list after Agent has or Determining Lenders have given to the Companies notice of -- and an opportunity to discuss -- the proposed removal of that Person, or (c) automatically -- without signing by any party -- to remove any such Person who then (i) is not Solvent, (ii) fails to pay its debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of either Company, Agent, or any Lender in connection with the transactions contemplated in the Loan Papers.

    ARM Loan means an adjustable-rate Mortgage Loan -- including, without limitation all of the "products" listed at the end of Schedule 4.3 -- that is a (a) Conventional Loan that complies with all applicable requirements for purchase under either the FNMA or FHLMC standard form of conventional-mortgage-purchase contract, (b) Jumbo Loan, or (c) FHA Loan.

    Assignment means an Assignment and Assumption Agreement executed by a selling Lender and a Purchaser under Section 12.15 and delivered to Agent in substantially the form of Exhibit F-2.

    Associates is defined in the preamble of this agreement, and, for purposes of Section 4.1, includes, without limitation, Associates as a debtor-in-possession and any party appointed in the future as a trustee or receiver for Associates or all or substantially all of its assets under any Debtor Law.

    Associates Note means a promissory note executed and delivered by Associates, payable to a Lender's order, in the stated principal amount of its Commitment Percentage of the Warehouse Sublimit, and substantially in the form of Exhibit A-1, as renewed, extended, amended, or replaced.

    Average-Adjusted-Fed-Funds Rate means -- for any period -- an annual interest rate equal to the quotient of (a) the sum of the Fed-Funds Rate plus the Applicable Margin for each calendar day during that period divided by (b) the number of days during that period.

    Average-Depositary Balances means -- for any period and for any Depositary -- the quotient of (a) the sum of the deposits that have been allocated under the Balance-Carry-Forward Agreement with that Depositary for alternative calculations of interest under Section 3.7 on the Principal Debt of Non-LIBOR Borrowings owed to that Depositary -- and those deposits for any day that is not a Business Day are those deposits for the preceding Business Day -- during that period, divided by (b) the number of days during that period.

    Average-Fed-Funds Rate means -- for any period -- an annual interest rate equal to the quotient of (a) the sum of the Fed-Funds Rate for each calendar day during that period divided by (b) the number of days during that period.

    Average-Principal Debt means -- for any period, for any Lender, and for Non-LIBOR Borrowings of any Borrowing Category -- the quotient of (a) the sum of the Principal Debt of Borrowings in that Borrowing Category owed to that Lender as of the close of business for each calendar day -- and that Principal Debt for a day that is not a Business Day is the Principal Debt as of the close of business for the preceding Business Day -- divided by (b) the number of days during that period.

    B-Paper Loan means a Mortgage Loan that is originated to an Approved B-Paper Investor but may not be funded without prior approval from that investor.

    B-Paper Sublimit means, at any time,$20,000,000, but never more than 10% of the Warehouse Sublimit.

    Balance-Carry-Forward Agreement means any agreement that (a) is entered into between a Depositary and the Companies, (b) carries forward credits for excess account balances on at least a three-month basis, (c) never provides for a different interest rate than that which is payable on the Principal Debt under this agreement, (d) does not change the date interest payments are due under this agreement, (e) does not alter the relative Rights among Agent and Lenders under the Loan Papers, and (f) in no way obligates, binds, or inures to Agent or any Lender except that Depositary.

    Bond-Authority Loan means a Mortgage Loan originated under a state, local, county, city, or community development authority program.

    Borrowing means any amount disbursed (a) by one or more Lenders to or on behalf of Associates or Ryland under the Loan Papers, either as an original disbursement of funds, the continuation of an amount outstanding, or payment under a LC or (b) by Agent or any Lender in accordance with -- and to satisfy a Company's obligations under -- any Loan Paper.

    Borrowing Base means, at any time, the sum of the Borrowing Base for Mortgage Collateral (which includes the Borrowing Base for Gestation Collateral), the Borrowing Base for Receivables, and the Borrowing Base for Working Capital, as those terms are defined in Schedule 1.1(d), which definitions are incorporated in this agreement verbatim.

    Borrowing-Base Report means a report executed by Agent and delivered to the Companies and Lenders in substantially the form of Exhibit C-3 or executed by Ryland and delivered to Agent in substantially the form of Exhibit C-4 or C-5, as applicable.

    Borrowing Category means any category of Borrowing determined with respect to its purpose, e.g., a (a) Warehouse Borrowing, which may be a Gestation Borrowing, Dry Borrowing, or Wet Borrowing, (b) Receivables Borrowing, which may be a Foreclosure Borrowing, P&I Borrowing, or T&I Borrowing, or (c) or Working-Capital Borrowing.

    Borrowing Date means, for any Borrowing, the date it is disbursed.

    Borrowing Excess means, at any time, the amount by which any of the Borrowing limitations of Section 2.1 or Schedule 1.1(d) are exceeded.

    Borrowing Type means any type of Borrowing determined with respect to the applicable interest option, e.g., a Fed-Funds Borrowing or LIBOR Borrowing.

    Business Day means (a) for all purposes, any day other than Saturday, Sunday, and any other day that commercial banks are authorized or obligated by Law to be closed in Texas, and (b) for purposes of any LIBOR Borrowing, a day when commercial banks are open for international business in London.

    Calendar Month means that portion of a calendar month that occurs at any time from the date of this agreement to the Termination Date.

    Calendar Quarter means that portion of any calendar quarter that occurs at any time from the date of this agreement to the Termination Date.

    Closing Date means the date of the initial Borrowing or LC under this agreement, which must be by June 16, 1995.

    Code means the Internal Revenue Code of 1986.

    Collateral is defined in Section 4.2.

    Collateral Conversion Notice means a notice executed by Ryland and delivered to Agent in substantially the form of Exhibit C-2.

    Collateral-Delivery Notice means a notice executed by Ryland and delivered to Agent in substantially the form of Exhibit C-1.

    Collateral Documents means the documents required to be delivered in connection with various types of Collateral as described in Schedules 4.3 and 5.1.

    Commitment means, for any Lender, the amount stated beside its name and so designated on Schedule 1.1(a) (as it may be amended under this agreement), as that amount may be cancelled or terminated in accordance with this agreement.

    Commitment Percentage means, at any time for any Lender, the proportion -- stated as a percentage -- that its Commitment bears to the total Commitments.

    Commitment Usage means, at any time, the sum of the Principal Debt plus the LC Exposure.

    Companies is defined in the recitals of this agreement.

    Compliance Certificate means a certificate executed by a Responsible Officer of Associates and Responsible Officer of Ryland and delivered to Agent in substantially the form of Exhibit C-6.

    Conventional Loan means a Mortgage Loan that is not a FHA Loan or VA Loan.

    Conversion Date is defined in Section 3.11.

    Conversion Request means a notice executed by Associates or Ryland, as applicable, and delivered to Agent in substantially the form of Exhibit B-4.

    Credit Request means a request executed by Associates or Ryland, as applicable, and delivered to Agent in substantially the form of Exhibit B-1, B-2, or B-3, as appropriate.

    Debt means -- for any Person, at anytime, and without duplication -- the sum of (a) all debt for borrowed money, for the deferred purchase price of property or services, or which is evidenced by a bond, debenture, note, or other instrument, (b) all obligations under capitalized leases, (c) all obligations in respect of letters of credit, acceptances, or similar obligations issued or created for that Person's account, (d) all direct and indirect guaranties of Debt of others, (e) every obligation secured -- or for which the holder of the obligation is contingently or otherwise entitled to be secured -- by any Lien on that Person's property whether that Person is personally liable or assumes that obligation, and (f) all liabilities for unfunded vested benefits under any Employee Plan.

    Debtor Laws means all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization, or similar Laws from time to time in effect and generally affecting creditors' Rights.

    Default is defined in Section 10.1.

    Default Rate means, for any day, an annual interest rate equal to the lesser of either (a) the Fed-Funds Rate plus 2.5% or (b) the Maximum Rate.

    Depositary means any Lender with whom either Company maintains non-interest bearing demand deposit accounts in its name, and who has entered into a Balance-Carry-Forward Agreement with the Companies.

    Determining Lenders means, at any time, any combination of Lenders whose
(a) Termination Percentages total at least 66 % at any time when a Default exists, or (b) Commitment Percentages total at least 66 % at all other times.

    Distribution -- with respect to any shares of any capital stock or other equity securities issued by a Person -- means (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

    Dry Borrowing means a Warehouse Borrowing that is (a) not a Gestation Borrowing or Wet Borrowing, (b) supported by the Borrowing Base for Mortgage Collateral, and (c) to be advanced by Associates to Ryland under the Intercompany Note.

    Eligible-Foreclosure Receivable means, at any time, any claim by Ryland in respect of a Foreclosure Payment for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Eligible-Gestation Collateral means, at any time, all Collateral that would otherwise be Eligible-Mortgage Collateral and for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Eligible-Mortgage Collateral means, at any time, all Eligible-Mortgage Loans and all Eligible-Mortgage Securities.

    Eligible-Mortgage Loan means, at any time, a Mortgage Loan for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied other than Eligible-Gestation Collateral.

    Eligible-Mortgage Security means, at any time, a Mortgage Security for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Eligible-P&I Receivable means, at any time, any claim by Ryland in respect of a P&I Payment for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Eligible-Servicing Portfolio means, at any time, the Servicing Portfolio for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Eligible-T&I Receivable means, at any time, any claim by Ryland in respect of a T&I Payment for which the applicable conditions for eligibility described in Schedule 1.1(c) are satisfied.

    Employee Plan means an employee-pension-benefit plan covered by Title IV of ERISA and established or maintained by either Company.

    Environmental Law means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

    ERISA means the Employee Retirement Income Security Act of 1974.

    ERISA Affiliates means the Companies and every trade or business -- whether or not incorporated -- that, together with either Company, would be treated as a single-employer under Sec. 4001 of ERISA.

    Existing-Loan Agreement means the Loan and Security Agreement (as renewed, extended, and amended through the date of this agreement) dated as of May 27, 1994, between Associates, Ryland, Bank One, Texas, N.A., as Agent, and certain lenders.

    Existing Obligation means the Obligation as defined in and arising under the Existing-Loan Agreement.

    Fed-Funds Borrowing means a Borrowing bearing interest at the Average-Adjusted-Fed-Funds Rate.

    Fed-Funds Rate means, for any day, the annual interest rate -- rounded upwards, if necessary, to the nearest 0.01% -- determined by Agent to be either (a) the weighted average of the rates on overnight-federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers for that day -- or, if not a Business Day on the preceding Business Day -- as published by the Federal Reserve Bank of New York, or (b) if not so published for any day, the average of the quotations for that day on those transactions received by Agent from three federal-funds brokers of recognized standing it may select.

    FHA means the Federal Housing Administration within the United States Department of Housing and Urban Development.

    FHA Loan means a Mortgage Loan -- other than loans for mobile homes -- either (a) full or partial payment of which is insured by FHA under the National Housing Act or Title V of the Housing Act of 1949, (b) for which FHA has issued a current, binding, and enforceable commitment for that insurance, or (c) which is eligible for direct endorsement under the FHA Direct Endorsement Program.

    FHLMC means the Federal Home Loan Mortgage Corporation.

    Financials means balance sheets, profit and loss statements, statements of cash flow and any other financial statements, reports, or information specified by any Lender.

    FNMA means the Federal National Mortgage Association.

    Foreclosure Account means a non-interest bearing deposit account established by Ryland with Agent -- styled and numbered "RMC Foreclosure Loan Advance Account," Account No. 1885162436 -- for deposit of Foreclosure Borrowings and payments of the Obligation related to Foreclosure Borrowings.

    Foreclosure Borrowing means a Receivables Borrowing that is advanced by Lenders to Ryland in accordance with their Commitment Percentages under
Section 2.2, supported by the Borrowing Base for Receivables, and to be used by Ryland to reimburse itself for a Foreclosure Payment it has made.

    Foreclosure Payment means the unreimbursed purchase price paid by Ryland to repurchase a defaulted Mortgage Loan out of a Mortgage Pool in accordance with Ryland's obligations under the applicable Servicing Contract.

    Funding Loss means any reasonable, out-of-pocket loss or expense that any Lender incurs because either Company (a) fails or refuses -- for any reason other than a default by the Lender claiming that loss or expense -- to take any LIBOR Borrowing that it has requested under this agreement, or (b) prepays or pays any LIBOR Borrowing or converts any LIBOR Borrowing to another Borrowing Type at any time other than the last day of the applicable Interest Period.

    GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

    Gestation Borrowing means a Warehouse Borrowing that is (a) advanced to Associates under the Gestation Sublimit and supported by the Borrowing Base for Gestation Collateral, and (b) to be advanced by Associates to Ryland under the Intercompany Note.

    Gestation Sublimit means $100,000,000.

    GNMA means the Government National Mortgage Association.

    Guide means the following, as applicable under the circumstances, for (a) FHLMC, the Freddie Mac Sellers' & Servicers' Guide dated September 17, 1984,
(b) FNMA, the Fannie Mae Servicing Guide dated June 30, 1990, and (c) GNMA, as applicable, either (i) the GNMA I Mortgage Securities Guide, Handbook
GNMA 5500.1REV-6, or (ii) the GNMA II Mortgage Securities Guide, Handbook
GNMA 5500.2.

    Hazardous Substance means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or
(b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

    Intercompany Note means the promissory note executed by Ryland, payable to Associates' order, and endorsed to Agent's order, substantially in the form of Exhibit A-4, as renewed, extended, amended, and replaced.

    Interest Period is determined in accordance with Section 3.10.

    Interim Note means a promissory note executed and delivered by Associates, payable to the order of a Lender whose Commitment is increasing under Section 2.5(a), in the stated amount of that increase, and in substantially the form of Exhibit A-2, as renewed, extended, amended, or replaced.

    Investment Facilities means any credit facility (as any of those facilities may be renewed, extended, amended, or restated) now or in the future entered into -- between either Company and (a) any Lender or (b) any commercial or savings bank organized under the Laws of the United States of America with a combined capital and unimpaired surplus of at least $250,000,000, and a rating of C or better by Thompson Bank Watch, Inc., or an IDC Financial Publishing rating of at least 75 -- to enable that Company to make investments having a maximum maturity of 31 days in (i) commercial paper given the highest rating (at least A-1 or P-1 or the equivalent) by a nationally recognized credit rating agency, (ii) United States governmental obligations, or (iii) certificates of deposit, bankers acceptances, and repurchase agreements -- issued by the commercial bank providing the "Investment Facility" meeting the requirements above -- in connection with which there exists mutual Rights of offset.

    Investment-Mortgage Loan means a Mortgage Loan that is otherwise an Eligible-Mortgage Loan but for which there is no applicable Take-Out Commitment.

    Jumbo Loan means a Mortgage Loan that (a) is not a FHA Loan or VA Loan and
(b) complies with all applicable requirements for purchase (i) under the FNMA or FHLMC standard form of conventional-mortgage-purchase contract except that its amount exceeds the maximum-loan amount under those requirements, or (ii) by an Approved-Jumbo Investor.

    Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.

    LC means a letter of credit that (a) is issued by Agent for Ryland's account under Section 2.4 and an LC Agreement, (b) is subject to each of the LC Sublimit, Working-Capital Sublimit, and Receivables/Working-Capital Sublimit, (c) is supported by the Borrowing Base for Working Capital, (d) supports Ryland's sales of Servicing Rights if permitted under this agreement,
(e) expires before the Stated-Termination Date, and (f) otherwise is in form first approved by Agent in its sole discretion.

    LC Agreement means, at any time, a letter of credit application and agreement -- in substantially the standard form customarily used by Agent at that time -- executed and delivered by Ryland for the issuance of an LC for Ryland's account.

    LC Exposure means -- at any time and without duplication -- the sum of (a) the total undrawn- and uncancelled-face amount of all LCs plus (b) the LC Obligation.

    LC Obligation means, at any time, Ryland's total-unpaid-reimbursement obligations to Agent for drafts or drawings paid under any LC.

    LC Sublimit means $10,000,000.

    Lender Lien means any present or future first-priority Lien securing the Obligation and assigned, conveyed, and granted to or created in favor of Agent for the benefit of Lenders under this agreement.

    Lenders means (a) the financial institutions named on the attached
Schedule 1.1(a) or on the most recently amended Schedule 1.1(a), if any, prepared by Agent under this agreement, and (b) subject to this agreement, their respective successors and permitted assigns, but (c) not any Participant who is not otherwise a party to this agreement.

    LIBOR means, for a LIBOR Borrowing, the annual interest rate -- rounded upwards, if necessary, to the nearest 0.01% -- equal to the annual interest rate -- rounded upwards, if necessary to the nearest 0.01% -- that is (a) the rate determined by Agent -- at approximately 9:30 a.m. on the second Business Day before the applicable Interest Period -- as the rate reported by Telerate Mortgage Services for deposits in United States dollars in the London interbank market that are comparable in amount and maturity of that Borrowing, or (b) if Agent cannot determine that rate, then the rate that deposits in United States dollars are offered to Agent in the amount of that LIBOR Borrowing in the London interbank market -- at approximately 10:30 a.m., London, England, time on the third Business Day before the applicable Interest Period -- for deposits comparable in amount and maturity of that Borrowing.

    LIBOR Borrowing means a Borrowing -- which may be a Warehouse Borrowing or a Working-Capital Borrowing -- that bears interest at the LIBOR Rate.

    LIBOR Rate means -- for any Interest Period -- the sum of LIBOR for that Interest Period plus the Applicable Margin.

    Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

    Litigation means any action by or before any Tribunal.

    Loan Papers means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement, (b) all agreements, documents, and instruments in favor of Agent or Lenders (or Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with any of the Obligation, including, without limitation, all Notes, Security Documents, LCs, LC Agreements, and Balance-Carry-Forward Agreements, and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

    Market Value means, at any time, a value determined for a Mortgage Loan or a Mortgage Security in accordance with the following applicable procedures.
If Agent or Determining Lenders, as the case may be, are unable to obtain any yield, price, or factor from the source or alternative source(s) stated below, then Agent or Determining Lenders, as the case may be, shall make a good-faith determination of that yield, price, or factor. That value is:

    (a) For a Mortgage Loan, either (i) the weighted-average-commitment prices of all Take-Out Commitments relating to that Mortgage Loan or (ii) at the sole election of either Agent or Determining Lenders (whose election supersedes Agent's), the market value of that Mortgage Loan determined upon the then-most recent posted-net-yield (A) that is furnished by FNMA and published by Telerate Mortgage Services, or (B) if not so published by Telerate Mortgage Services, that is furnished by FNMA as determined by Agent or Determining Lenders, as the case may be, or (C) for a Mortgage Loan not eligible for FNMA purchase, that is reasonably established by Agent or Determining Lenders, as the case may be.

    (b) For a Mortgage Security, the product of (i) that Mortgage Security's face amount times (ii) either:

    (A) for a Mortgage Security not arising out of the pooling of other Collateral, either (1) the most-recent percentage published by Telerate Mortgage Services as the bid price for mandatory delivery within 30 days for securities of the same type and bearing the same interest rate as that Mortgage Security, or
(2) if that bid price is not published by Telerate Mortgage Services, the average of the percentages obtained from three brokerage firms selected in good faith by either Agent or Determining Lenders (whose selection supersedes Agent's) as the bid price for mandatory delivery within 30 days for securities of the same type and bearing the same interest rate as that Mortgage Security, or

    (B) for a Mortgage Security arising out of the pooling of other Collateral, the factor representing the percentage of that Mortgage Security's outstanding-principal balance obtained either from Telerate Mortgage Service or, if not available from Telerate Mortgage Services, by Agent from FHLMC, FNMA, or GNMA, as appropriate.

    Material Agreement means, for any Person, any agreement to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon less than 30-days notice without liability for further payment other than nominal penalty, and the default under which or cancellation or forfeiture of which would be a Material-Adverse Event.

    Material-Adverse Event means, at any time, any circumstance or event that, individually or collectively, is reasonably expected to result in a
(a) material-adverse impairment of Agent's or any Lender's ability to enforce any of the Companies' collective obligations or any of Agent's or any Lender's respective Rights under the Loan Papers, (b) material-adverse effect on the financial condition of the Companies taken as a whole, or (c) Default.

    Maximum Amount and Maximum Rate respectively mean -- for any day and for any Lender -- the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, the Lender is permitted to contract for, charge, take, reserve, or receive on its portion of the Obligation.

    Mortgage Collateral means all Mortgage Loans, Mortgage Securities, and related Collateral Documents offered as Collateral under this agreement.

    Mortgage Loan means a loan that is (a) not a construction or commercial loan, (b) evidenced by a valid promissory note with a maturity within 30 years of origination, and (c) secured by a mortgage, deed of trust, or trust deed that (i) complies with all applicable requirements for purchase under either the FNMA or FHLMC standard form of conventional-mortgage-purchase contract (except, in the case of a mortgage or deed of trust securing a Jumbo Loan),
(ii) is otherwise in form and substance satisfactory to Agent, and (iii) grants either a perfected first-priority Lien on the residential-real property or is a Permitted-Second Mortgage.

    Mortgage Pool means a (a) "group" or "grouping" of Mortgage Loans assembled in accordance with -- and as that term is used in -- the FHLMC Guide, (b) "pool" of Mortgage Loans assembled in accordance with -- and as that term is used in -- the FNMA Guide or the GNMA I Guide, (c) "pool" of Mortgage Loans or a "loan package" consisting of Mortgage Loans assembled in accordance with -- and as those terms are used in -- the GNMA II Guide, or (d) any other pool of Mortgage Loans assembled by an Approved Investor securing -- and providing for pass-through payments of principal and interest on -- its Mortgage Securities.

    Mortgage Securities -- sometimes called mortgage-backed securities and whether in certificated or book-entry form -- means (a) participation certificates representing undivided interests in Mortgage Loans purchased by FHLMC under the Emergency Home Finance Act of 1970, (b) modified pass-through mortgage-backed certificates guaranteed by FNMA under the National Housing
Act, (c) modified pass-through mortgage-backed certificates guaranteed by GNMA under Sec. 306(g) of the National Housing Act, or (d) any other security issued by an Approved Investor that is based on or backed by a Mortgage Pool providing for pass-through payments of principal and interest.

    Multiemployer Plan means a multiemployer plan as defined in Sec. 3(37) or 4001(a)(3) of ERISA or Sec. 414(f) of the Code to which any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

    Non-LIBOR Borrowing means a Borrowing -- which may be a Warehouse Borrowing, Receivables Borrowing, or Working-Capital Borrowing -- that does not bear interest at the LIBOR Rate.

    Notes means the Associates Notes, Interim Notes, and Ryland Notes.

    Obligation means all (a) of the Existing Obligation that is renewed under this agreement and the Loan Papers, and (b) present and future indebtedness, obligations, and liabilities of either Company to Agent or any Lender and related to any Loan Paper -- whether principal, interest, fees, costs, attorneys' fees, or otherwise, (c) amounts that would become due but for operation of 11 U.S.C. Sec. 502 and 503 or any other provision of Title 11 of the United States Code, (d) pre- and post-maturity interest on any of the foregoing -- including, without limitation, all post-petition interest if either Company voluntarily or involuntarily files for protection under any Debtor Law, and (e) all renewals, extensions, and modifications of any of the foregoing.

    Participant is defined in Section 12.14.

    PBGC means the Pension Benefit Guaranty Corporation.

    Permitted Debt means Debt described on Schedule 8.1.

    Permitted Liens means Liens described on Schedule 8.2.

    Permitted Loans/Investments means loans and investments described on
Schedule 8.3.

    Permitted-Second Mortgage means a second-priority mortgage, deed of trust, or trust deed for which Ryland holds a valid and enforceable Take-Out Commitment from an Approved Investor for the related Mortgage Loan.

    Person means any individual, entity, or Tribunal.

    P&I Account means a non-interest bearing deposit account established by Ryland with Agent -- styled and numbered "RMC P&I Loan Advance Account," Account No. 1885162410 -- for deposit of P&I Borrowings and payments of the Obligation related to P&I Borrowings.

    P&I Borrowing means a Receivables Borrowing that is advanced by Lenders to Ryland in accordance with their Commitment Percentages under Section 2.2, supported by the Borrowing Base for Receivables, and to be used by Ryland to make a P&I Payment.

    P&I Payment means an unreimbursed advance or payment by Ryland to effect the timely payment of scheduled principal and interest on Mortgage Securities that are backed by a Mortgage Pool serviced by Ryland in accordance with Ryland's obligations under the applicable Servicing Contract to cover a short-fall between the principal and interest collected from mortgagors in respect of that Mortgage Pool and the principal and interest due on those Mortgage Securities.

    Potential Default means the occurrence of any event or existence of any circumstance that would -- upon notice, time lapse, or both -- become a Default.

    Principal Debt means, at any time, the outstanding principal balance of all Borrowings.

    Purchaser is defined in Section 12.15.

    RAMCO means RMC Asset Management Company, a Virginia corporation.

    Receivables Borrowing means (a) a Borrowing (that may be a Foreclosure Borrowing, a P&I Borrowing, or a T&I Borrowing), (b) that is advanced by Lenders to Ryland in accordance with their Commitment Percentages under
Section 2.2, and (c) that is subject to the Receivables Sublimit and the Receivables/Working-Capital Sublimit.

    Receivables Sublimit means $40,000,000.

    Receivables/Working-Capital Sublimit means $40,000,000.

    Regulation Q means Regulation Q promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 17.

    Regulation U means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221.

    Regulation X means Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224.

    Representatives means representatives, officers, directors, employees, attorneys, and agents.

    Repurchase Agreement means any agreement, present or future, under which Ryland or any of its Affiliates sells Mortgage Securities with an obligation to repurchase them.

    Responsible Officer means the chairman, president, chief executive officer, chief financial officer, treasurer, or any assistant treasurer.

    Rights means rights, remedies, powers, privileges, and benefits.

    RTC means Resolution Trust Corporation.

    Ryland is defined in the preamble of this agreement.

    Ryland Group means The Ryland Group, Inc., a Maryland corporation and Ryland's parent corporation.

    Ryland Note means a promissory note executed and delivered by Ryland, payable to a Lender's order, in the stated principal amount of its Commitment Percentage of the Receivables/Working-Capital Sublimit, and substantially in the form of Exhibit A-3, as renewed, extended, amended, or replaced.

    Second-Mortgage Sublimit means, at any time, $25,000,000, but never more than 12.5% of the Warehouse Sublimit.

    Security Documents means all documents now or in the future executed and delivered by either Company or any other Person to create a Lender Lien or otherwise assure or secure payment or performance of any of the Obligation -- including, without limitation, the documents described on Schedules 4.3 or 5.1 -- as those documents may be renewed, extended, amended, restated, or substituted.

    Senior Obligations means the Obligation and all present and future Debt of the Companies under the Investment Facilities.

    A "servicer" means variously a "seller," "servicer," "issuer," or "lender," as defined or used in the applicable Guide in respect of a Person having Servicing Rights.

    Servicing Contract means, at any time, a Guide or any other present or future written agreement between an investor and Ryland acting as a servicer -- or master servicer in the case of a sub-servicing arrangement -- providing for Ryland to service mortgage loans or mortgage pools, as that Guide or agreement may be supplemented by applicable manuals, guides, and Laws.

    Servicing Portfolio means -- for Ryland and at any time -- the total unpaid-principal balance of all mortgage loans for which Ryland owns the Servicing Rights.

    Servicing Receivables means, at any time, all Eligible-Foreclosure Receivables, Eligible-P&I Receivables, and Eligible-T&I Receivables.

    Servicing Rights means -- for Ryland and at any time -- all present and future Rights as servicer or master servicer under Servicing Contracts, including, but not limited to, all Rights to receive Servicing Receivables and all other compensation, payments, reimbursements, termination and other fees, and proceeds of any disposition of those Rights.

    Servicing Subsidiary is defined in Section 9.5(a).

    Settlement Account means a non-interest bearing deposit account established by Ryland with Agent -- styled and numbered "RMC Warehouse Settlement Account," Account No. 0100073055 -- for deposit of payments from investors and the settlement of collections from Mortgage Securities in connection with Mortgage Collateral.

    Solvent means, for any Person, that (a) the fair-market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

    Stated-Termination Date means May 30, 1997.

    Subordinated Debt means all present and future debt, liabilities, and obligations of Associates to Ryland -- whether direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, joint and several, due now or in the future, created directly or acquired by assignment or otherwise, or evidenced in writing or not.

    Subsidiary mean -- for any Person and at any time -- any corporation, more than 50% of the Voting Shares of which is directly or indirectly owned by that Person.

    Take-Out Commitment means a written and binding commitment (a) from an Approved Investor to purchase Mortgage Securities or -- within a period of 12 months from the date originated -- Mortgage Loans, and (b) for which there is no condition that cannot be reasonably anticipated to be satisfied or complied with before its expiration.

    Taxes means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

    Terminated Lender means any Lender under the Existing-Loan Agreement whose commitment to extend credit under that agreement has been terminated and who is not a Lender under this agreement.

    Termination Date means the earlier of either (a) the Stated-Termination Date or (b) the date all commitments or obligations of all Lenders to extend any credit under this agreement have terminated or been cancelled.

    Termination Percentage means, at any time for any Lender, the proportion -- stated as a percentage -- that the portion of the Commitment Usage directly or indirectly owed to that Lender bears to the total Commitment Usage directly or indirectly owed to all Lenders.

    T&I Account means a non-interest bearing deposit account established by Ryland with Agent -- styled and numbered "RMC T&I Loan Advance Account," Account No. 1885162428 -- used for deposit of T&I Borrowings and payments of the Obligation related to T&I Borrowings.

    T&I Borrowing means a Receivables Borrowing that is advanced by Lenders to Ryland in accordance with their Commitment Percentages under Section 2.2, supported by the Borrowing Base for Receivables, and to be used by Ryland to make a T&I Payment.

    T&I Payment means an unreimbursed advance or payment by Ryland to cover tax- and insurance-escrow payments not paid when required by a mortgagor under a Mortgage Loan in accordance with Ryland's obligations under the applicable Servicing Contract.

    Total Liabilities means -- for Ryland, on a consolidated basis, and at any time -- all amounts that should be reflected as a liability on Ryland's balance sheet. The consolidated-repurchase and consolidated-reverse-repurchase obligations of Ryland and its Affiliates under Repurchase Agreements in connection with the sale of -- and secured by -- Mortgage Securities may be excluded from Total Liabilities to the extent that (a) the fair-market value of those Mortgage Securities is at least 100.5% of those repurchase obligations or (b) Agent is furnished evidence satisfactory to it that those Mortgage Securities are the subject of one or more hedging agreements acceptable to Agent.

    Tribunal means any (a) local, state, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or
(c) central bank.

    UCC means the Uniform Commercial Code or similar Laws enacted in applicable jurisdiction.

    VA means the Veteran's Administration.

    VA Loan means a Mortgage Loan either (a) full or partial payment of which is guaranteed by VA under the Servicemen's Readjustment Act of 1944 or Chapter 37 of Title 38 of the United States Code, (b) for which VA has issued a current binding and enforceable commitment for such a guaranty, or (c) which is subject to automatic guarantee by VA -- which in each case, the applicable guaranty, commitment to guarantee, or automatic guaranty is for the maximum amount permitted by Law.

    Voting Shares means, for any corporation, shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the board of directors (or other governing body) of that corporation, other than shares having that power only by reason of the happening of a contingency.

    Warehouse Account means a non-interest bearing deposit account established by Associates with Agent -- styled and numbered "AMFC Warehouse Borrowing Account," Account No. 1885162402 -- for deposit of Warehouse Borrowings, funding of advances to Ryland under the Intercompany Note, deposit of payments on the Intercompany Note, and deposit of payments of the Obligation related to Warehouse Borrowings.

    Warehouse Borrowing means (a) a Borrowing (that may be a Gestation Borrowing, Wet Borrowing, or Dry Borrowing) that is advanced by one or more Lenders, not necessarily in accordance with their Commitment Percentages may never exceed the Warehouse Sublimit, and is supported by the Borrowing Base for Mortgage Collateral, (b) that is advanced to Associates under this agreement, and (c) that is to be advanced to Ryland under the Intercompany Note by the next Business Day for Ryland to originate or acquire Mortgage Loans until they are sold in the secondary market.

    Warehouse Obligation is defined in Section 4.1(a).

    Warehouse Sublimit means $325,000,000.

    Wet Borrowing means a Warehouse Borrowing that is (a) advanced to Associates under the Wet Sublimit under Section 2.3 and supported by the Borrowing Base for Mortgage Collateral, and (b) to be advanced by Associates to Ryland under the Intercompany Note.

    Wet Sublimit means 30% of the total Commitments.

    Wire Instructions means -- for any party to this agreement --the information regarding wire transfers of funds to it described for it on
Schedule 1.1(b).

    Working-Capital Account means a non-interest bearing deposit account established by Ryland with Agent -- styled and numbered "RMC Working Capital Account," Account No. 1885162394 -- for deposit of Working-Capital Borrowings and payments of the Obligation related to Working-Capital Credits.
    Working-Capital Borrowing means a Borrowing that is (a) advanced by Lenders to Ryland in accordance with their Commitment Percentage under Section 2.2, (b) subject to each of the Working-Capital Sublimit and the Receivables/Working Capital Sublimit, (c) supported by the Borrowing Base for Working-Capital, and (d) to be used as operating capital in Ryland's ordinary course of business.

    Working-Capital Credit means an LC or Working-Capital Borrowing.

    Working-Capital Sublimit means $25,000,000.

     1.2        Time References    .  Time references (e.g., 9:30 a.m.) are to
time in Dallas, Texas. In calculating a period from one date to another, the word "from" means "from and including" and the word "to" or "until" means "to but excluding."

     1.3        Other References    .  Where appropriate, the singular
includes the plural and vice versa, and words of any gender include each other gender. Heading and caption references may not be construed in interpreting provisions. Monetary references are to currency of the United States of America. Section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Paper in which they are used. References to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions. References to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns. References to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it. References to any Loan Paper or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it. References to payment on demand mean by the next Business Day after the applicable demand is given under Section 12.2.

     1.4        Accounting Principles    .  GAAP determines all accounting and
financial terms and compliance with financial reporting covenants. GAAP in effect on the date of this agreement determines compliance with financial covenants. Otherwise, all accounting principles applied in a current period must be comparable in all material respects to those applied during the preceding comparable period other than changes concurred in by the Companies' independent public accountants.


SECTION 2.    BORROWINGS AND LCS    .

     2.1        Commitments and Borrowing Base    .  Schedule 1.1(a), as it
may be amended under this agreement, lists each Lender's Commitment. Subject to the limitations below and other provisions of the Loan Papers and on Business Days before the Termination Date, each Lender severally and not jointly commits -- directly or indirectly through participations under Section
2.4 -- to extend credit to Associates and to Ryland on a revolving basis, which credit may be Borrowings under Section 2.2, Wet Borrowings under Section
2.3 or LCs under Section 2.4. The following limitations must be read together and are not mutually exclusive.

          (a) The total Commitment Usage may never exceed the lesser of either (i) the total Commitments or (ii) the total Borrowing Base.

          (b) The Principal Debt of all Warehouse Borrowings may never exceed the lesser of either (i) the Warehouse Sublimit or (ii) the Borrowing Base for Mortgage Collateral.

          (c) The Principal Debt of all Gestation Borrowings may never exceed the lesser of either (i) the Gestation Sublimit or (ii) the Borrowing Base for Gestation Collateral.

          (d) The Principal Debt of all Wet Borrowings may never exceed the Wet Sublimit.

          (e) The sum of the Principal Debt of all Receivables Borrowings plus the Commitment Usage of all Working-Capital Credits may never exceed the Receivables/Working-Capital Sublimit.

          (f) The Principal Debt of all Receivables Borrowings may never exceed the lesser of either (i) the Receivables Sublimit or (ii) the Borrowing Base for Receivables, and:

        - No Foreclosure Borrowing may exceed 80% of the Foreclosure Payments for which it is borrowed.

        - A P&I Borrowing may only be made between the 10th day and 20th day of a Calendar Month (in which event it is part of Tranche A for P&I Borrowings) or the 21st day and last day of a Calendar Month (in which event it is part of Tranche B for P&I Borrowings).

        - No more than five borrowings may ever be outstanding as part of each of Tranche A for P&I Borrowings or Tranche B for P&I
Borrowings.

- No P&I Borrowing (1) may exceed 90% of the P&I Payments for which it is borrowed, (2) may be made during the ten-day period applicable under Section 3.4, or (3) may be made while any other P&I Borrowing for a P&I Payment to the same investor remains unpaid.

        - No T&I Borrowing may exceed 80% of the T&I Payments for which it is borrowed.

          (g) The Commitment Usage for all Working-Capital Credits may never exceed the lesser of either (i) the Working-Capital Sublimit or (ii) the Borrowing Base for Working-Capital.

          (h)        The LC Exposure may never exceed the LC Sublimit.

          (i) No Lender's direct or indirect portion of the Commitment Usage may ever exceed its Commitment.

          (j) No Lender's direct or indirect portion of the Commitment Usage for credit extensions under clauses (f), (g), (h), or (i) above may ever exceed its Commitment Percentage of the applicable limitations in those clauses.

          (k) Each LC must be a minimum of $500,000, each Borrowing must be a minimum of $500,000, and each LIBOR Borrowing must also be an integral multiple of $100,000.

  2.2        Borrowing Procedures Generally    .  The following conditions and
procedures apply to all Warehouse Borrowings -- subject to the conditions and provisions for Wet Borrowings in Section 2.3 -- and all Receivables Borrowings and Working-Capital Borrowings:

    (a) Wire Instructions. Until changed by a notice to each other party to this agreement, each party's Wire Instructions are described on
Schedule 1.1(b), as that schedule may be unilaterally amended by Agent (following consultation with the applicable one or more Lenders) and distributed to the parties to this agreement in order to reflect changes in accordance with each notice given under this clause.

    (b) Credit Request. Associates or Ryland, as applicable, may only request a Borrowing by delivering to Agent -- and, in the case of a Warehouse Borrowing, to the Lender from whom it is being requested -- a related Credit Request before 1:00 p.m. on either the date on which the Borrowing is requested to be made (the "Borrowing Date") for a Fed-Funds Borrowing or the third-Business Day before the Borrowing Date for a LIBOR Borrowing.

    (i) A Credit Request must, among other things, indicate whether Associates or Ryland is obtaining the Borrowing, indicate the Borrowing Category and Borrowing Type -- and a Receivables Borrowing may not be a LIBOR Borrowing -- for the requested Borrowing, and indicate the Lender therefor if for a Warehouse Borrowing, and irrevocably binds the Companies when it is delivered to Agent.

    (ii) Agent shall use its best efforts to promptly -- but at least by 2:00 p.m. on the day it timely receives a Credit Request for either a Receivables Borrowing or a Working-Capital Borrowing -- fax a copy of it to each Lender and confirm it by telephone.

    (iii) For any Warehouse Borrowing requested under a Credit Request, Ryland must cause the delivery to Agent of (A) a related Collateral-Delivery Notice before 10:30 a.m. on the date that the Credit Request must be delivered and (B) except as permitted for Wet Borrowings, all of the Collateral Documents required by Schedules 4.3 and 5.1 for any new Collateral offered in that Collateral-Delivery Notice.

    (c) Remittance by Lenders. Subject to compliance with Section 4.4, each Lender shall -- as the case may be -- remit either the amount of the Warehouse Borrowing requested from it or its Commitment Percentage of any Receivables Borrowing or Working-Capital Borrowing requested in a Credit Request to Agent's principal office in Dallas, Texas, by wire transfer according to Agent's Wiring Instructions on Schedule 1.1(b), in funds that are available for immediate use by Agent by 3:30 p.m. on the applicable Borrowing Date.

    (d) Funding by Agent. Subject to receipt of those funds, Agent shall -- unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by the Companies or waived by Lenders -- make those funds available to or for the account of Associates or Ryland, as the case may be, by 4:00 p.m. on the Borrowing Date:

    - For any Warehouse Borrowing, by depositing those funds into the Warehouse Account.

        - For any Receivables Borrowing, by depositing those funds into the Foreclosure Account, P&I Account, or T&I Account, as the case may be.

        - For any Working-Capital Borrowing, by depositing those funds into the Working-Capital Account.

    (e) Non-remittance Under Credit Request. Absent contrary written notice from a Lender received by Agent by 4:00 p.m. on the applicable Borrowing Date, Agent may assume that each Lender has remitted its portion of a Borrowing, as required by Section 2.2(c), under a Credit Request available to Agent on the applicable Borrowing Date and may -- but is not obligated to -- make available to Associates or Ryland, as the case may be, a corresponding amount. If a Lender fails to remit its portion of that Borrowing available to Agent on that Borrowing Date as so required -- whether because of that Lender's default, because that Lender is not open for business on that Business Day, or otherwise -- then Agent may recover that amount on demand (i) from that Lender, together with interest at the Fed-Funds Rate, during the period from the Borrowing Date to the date Agent recovers that amount from that Lender -- which payment is then deemed to be that Lender's required remittance of that Borrowing -- or
(ii) if that Lender fails to pay that amount upon demand, then from Associates or Ryland, as the case may be, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period from the Borrowing Date to the date Agent recovers that amount from Associates or Ryland, as the case may be. Notwithstanding these provisions, each Lender remains obligated to lend its portion of that Borrowing as required by Section 2.2(c), assumes the credit risk for that amount when the Borrowing is made available to or for Associates or Ryland, as the case may be, and -- after Agent has recovered the amount of interest provided for in clause (i) above -- is entitled to interest on that amount from the applicable Borrowing Date.

    (f) Other Lender's Responsibility. Although no Lender is responsible for the failure of any other Lender to remit its required portion of any Borrowing, the failure of any Lender to remit its required portion of any Borrowing does not excuse any other Lender from remitting its required portion of that Borrowing.

2.3        Wet-Borrowing Procedures    .  The conditions and procedures of
Section 2.2 apply to Wet Borrowings except as follows:

(a) Collateral Documents. A Wet Borrowing may be funded before delivery to Agent of all of the required Collateral Documents for the Eligible-Mortgage Loans supporting that Wet Borrowing. The Collateral-Delivery Notice delivered to Agent for a Wet Borrowing may be sent to Agent by fax but must identify and describe each Mortgage Loan that supports that Wet Borrowing and the amount of the Borrowing Base for Eligible-Mortgage Loans applicable to it. By delivering the Collateral-Delivery Notice, Ryland confirms its grant under this agreement of Lender Liens -- from the Borrowing Date for each Wet Borrowing -- on each Collateral Document offered as Collateral in that Collateral-Delivery Notice that is perfected subject to the delivery of the related promissory notes for those Mortgage Loans to Agent or its bailee.

(b) Funding by Agent. Agent shall make the funds available to Associates by 4:00 p.m. on the Borrowing Date by depositing these funds into the Warehouse Account.

2.4        LC Procedures    .  The following conditions and procedures apply
to LCs:

(a) Credit Request and LC Agreement. Ryland may only request a LC by delivering to Agent a related Credit Request and LC Agreement before 11:30 a.m. on the second-Business Day before the LC is to be issued.

(b) Participations. Immediately upon Agent's issuance of any LC, Agent is deemed to have sold and transferred to each other Lender -- and each other Lender is deemed irrevocably and unconditionally to have purchased and received from Agent -- without recourse or warranty, an undivided interest and participation in the LC and Agent's obligations under it to the extent of that Lender's Commitment Percentage of the face amount of that LC, which participation must be paid for on Agent's demand if there is ever any LC Obligation outstanding in connection with it. Agent shall provide a copy of each LC to each other Lender promptly after issuance.

(c) Reimbursement Obligation. To induce Agent to issue and maintain LCs and Lenders to participate in issued LCs, Ryland agrees to reimburse Agent (i) on demand, on or after the date when any draft or draw request is presented under any LC, the amount paid by Agent and
(ii) promptly, upon demand, the amount of any additional fees Agent customarily charges for the application and issuance of a letter of credit, amending letter of credit applications and agreements, honoring drafts and draw requests, and taking similar action in connection with letters of credit. Until repaid by Ryland by a payment or a Borrowing under Section 2.2, the LC Obligation is a demand obligation and bears interest at the Default Rate while outstanding. Ryland's obligations in respect of the LC Obligation are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment that Ryland may have at any time against Agent or any other Person.

(d) Payments Under LCs. Agent shall promptly notify Ryland of the date and amount of any draft or draw request presented for honor under any LC. Agent's failure to give that notice will not affect Ryland's obligations under this agreement. Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person. Agent is not liable for any of those obligations.

(e) Absolute Obligations. Ryland's reimbursement obligations to Agent and Lenders, and each Lender's obligations to Agent, under this
Section 2.4 are absolute and unconditional irrespective of -- and Agent is not responsible for -- (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements
(even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by Ryland with -- or any claims, setoffs, defenses, counterclaims, or other Rights by Ryland against -- Agent, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this agreement constitutes a waiver of Ryland's or any Lender's Rights to assert any claim or defense based upon the gross negligence or willful misconduct of Agent.

(f) Issuance and Cancellation. Each LC is deemed issued upon delivery to the beneficiary or Ryland. If Ryland requests any LC be delivered to Ryland rather than the beneficiary and later cancels that LC, then Ryland shall return it to Agent together with Ryland's written certification that it has never been delivered to the beneficiary. If any LC is delivered to the beneficiary under Ryland's instructions, Ryland's cancellation is ineffective without Agent's receipt of the beneficiary's written consent and the LC. RYLAND SHALL INDEMNIFY AGENT AND EACH LENDER FOR ALL LOSSES, COSTS, DAMAGES, EXPENSES, AND REASONABLE ATTORNEYS' FEES SUFFERED OR INCURRED BY AGENT OR ANY LENDER RESULTING FROM ANY DISPUTE CONCERNING RYLAND'S CANCELLATION OF ANY LC.

(g) Agent's Responsibilities. Agent shall exercise and give the same care and attention to each LC as it gives to its other letters of credit. In paying any draft or draw under any LC, Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither
Agent nor its Representatives will be liable to any Lender or either Company for any LC's use or for any beneficiary's acts or omissions.
Any action, inaction, error, delay, or omission taken or suffered by Agent or any of its Representatives in connection with any LC, applicable draws, drafts, or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with applicable Laws and in accordance with the standards of care specified in the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 is binding upon the Companies and Lenders and does not place Agent or any of its Representatives under any resulting liability to either Company or any Lender. Agent is not liable to either Company or any Lender for any action taken or omitted, in the absence of gross negligence or willful misconduct, by Agent or its Representative in connection with any LC.

(h) Cash Collateral. On the Termination Date, during the continuance of any Default under Section 10.1(d), or upon any demand by Agent while any other Default exists, Ryland shall provide to Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing LC Exposure or other collateral acceptable to Agent in its sole discretion.

(i) INDEMNIFICATION. RYLAND SHALL PROTECT, INDEMNIFY, PAY, AND SAVE AGENT, EACH LENDER, AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS'
FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, OR THE FAILURE OF AGENT TO HONOR
A DRAFT OR DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(j) Other Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this agreement in any manner.

(k) Governing Provisions. The fees and other amounts payable with respect to each LC are as provided in this agreement, drafts and draws under each LC are part of the Obligation, and the terms of this agreement control any conflict between the terms of this agreement and any LC Agreement.

 2.5       Increases and Terminations    .

(a) Annual Increases. Associates may request any one or more Lenders to increase their respective share of the Warehouse Sublimit so that the total Warehouse Sublimit may be increased to no more than $375,000,000 for a 120-consecutive-day period during each calendar year. That increase must be effected by an amendment to this agreement under Section 12.11 that is executed by the Companies, Agent, and the one or more Lenders selected by Ryland and Agent who have agreed to increase their Commitments for that period and by Associates' execution and delivery of an Interim Note to each of those Lenders in the amount of the increase to its Commitment.

(b) Increases by Lenders. No Lender is obligated to increase its Commitment under any circumstances, and no Lender's Commitment may be increased except by its execution of an amendment to this agreement under Section 12.11.

(c) Other Increases. The total Commitments may not otherwise be increased except by an amendment executed by the Companies, Agent, and all Lenders under Section 12.11.

(d) Terminations. After giving written and irrevocable notice to Agent and each Lender at least three Business Days before the effective date of any termination, Associates may fully terminate any one or more Lenders' Commitments before the Stated-Termination Date except in the event of Default. A Lender may agree to a partial termination of its Commitment before the Stated-Termination Date by executing an amendment under Section 12.11. A full or partial termination under this clause (d) may only happen if (i) no Default exists unless otherwise consented to by Lenders (other than the terminating Lender), whose Termination Percentages total at least 51%, and (ii) requires (A) no full or partial termination of any other Lender's Commitment, (B) a mandatory prepayment under Section 3.4(d) on the effective date of the termination, (C) payment of any related Funding Loss, and (D) no other premium or penalty.

(e) Stated-Termination Date. The total Commitments automatically terminate on the Stated-Termination Date.

(f) Reinstatement. Once terminated, no part of any Commitment may be reinstated except by an amendment to this agreement under Section 12.11.


SECTION 3.    PAYMENT TERMS    .

     3.1        Notes    .  The Principal Debt of Warehouse Borrowings and
interest on it are evidenced by the Associates Notes. The Principal Debt of Receivables Borrowings and Working-Capital Borrowings, the LC Obligation, and interest on the foregoing are evidenced by the Ryland Notes. Notwithstanding any sale of participating interests under Section 12.14 or related-contrary notice, the Companies and Agent may deem and treat each Lender as the absolute owner of its respective one or more Notes for all purposes.

     3.2        Payment Procedures    .

(a) Payments by Companies. Associates (in respect of any of the Obligation related to Warehouse Borrowings) or Ryland (in respect of any of the Obligation related to Receivables Borrowings and Working-Capital Credits) shall make each payment and prepayment on the Obligation to Agent, on behalf of Lenders, in accordance with Agent's Wiring Instructions on Schedule 1.1(b) and in funds that are available for immediate use by Agent. Payments that are received by 1:00 p.m. on a Business Day are deemed received on that Business Day. Payments that are received after 1:00 p.m. on a Business Day are deemed received on the next Business Day. Subject to Section 3.9, applicable interest continues to accrue through the calendar day immediately before the Business Day on which the payment is deemed received. Each day, Agent will provide each Lender with the LIBOR rate in effect for that day. Each Lender must directly invoice Ryland for interest under this agreement for the Warehouse Sublimit only. Agent will provide the interest invoices for interest under the Receivables/Working Capital Sublimit. Ryland or Associates, after reviewing such invoice, shall forward the invoice to Agent for distribution of funds to each Lender in accordance with such invoice. All interest invoices received by Agent from Ryland are deemed correct. Any dispute in interest amount must be resolved between Ryland and such Lender directly.

(b) Distributions by Agent. When received under clause (a) above, Agent shall distribute each payment by wire transfer to each appropriate Lender, in accordance with each Lender's share under
Section 3.5, reasonably promptly after receipt but by no later than 2:30 p.m. on the Business Day the payment is deemed to be received by Agent under clause (a) above. If Agent fails to distribute any payment to any Lender as required by this clause, then Agent shall pay to that Lender on demand interest on that payment, from the date due under this clause until paid, at an annual interest rate equal from day to day to the Fed-Funds Rate.

     3.3        Scheduled Principal and Interest    .  Associates (in respect
of any of the Obligation related to Warehouse Borrowings) or Ryland (in respect of any of the Obligation related to Receivables Borrowings and Working-Capital Credits) shall make scheduled payments of the Principal Debt and interest on it as provided in this section. Each interest payment may be deferred until the later of either the due date or the date that is three Business Days after the appropriate Company is given written notice of the amount of it. Unless otherwise provided in this agreement:

(a) LIBOR-Borrowing Interest. For each LIBOR Borrowing, Associates (in respect of Warehouse Borrowings) or Ryland (in respect of Working-Capital Borrowings) shall pay interest as it accrues on its Interest Period's last day and -- if the Interest Period is longer than three months -- 90 days after its Interest Period's first day and each 90 days after that.

(b) Non-LIBOR-Borrowing Interest. For each Non-LIBOR Borrowing, Associates (in respect of Warehouse Borrowings) or Ryland (in respect of Receivables Borrowings and Working-Capital Borrowings) shall pay interest as it accrues (i) through the last day of the Calendar Month preceding the payment date, on the 15th day of each Calendar Month beginning July 15, 1995, and (ii) on the Termination Date.

(c) Default-Rate Interest. Associates (in respect of Warehouse Borrowings) or Ryland (in respect of Receivables Borrowings and
Working-Capital Credits) shall pay interest at the Default Rate on demand as it accrues.

(d)         LC Obligation.  Ryland shall pay the LC Obligation on demand.

(e) Interim Notes. Associates shall pay the full Obligation evidenced by any Interim Note on its stated maturity date.

(f) Obligation. Associates (in respect of any of the Obligation related to Warehouse Borrowings) or Ryland (in respect of any of the Obligation related to Receivables Borrowings and Working-Capital
Credits) shall pay the full unpaid Principal Debt and all other remaining Obligation on the Termination Date.

(g) Existing Obligation. In respect of the Existing Obligation, the Companies shall (i) on the Closing Date, pay to each Terminated Lender all Existing Obligation owed to that Terminated Lender, (ii) on the Closing Date, pay to each Lender the amount of principal owed to that Lender under the Existing-Loan Agreement that would exceed any of the Borrowing limitations applicable to that Lender under Section 2.1, and
(iii) on the dates that such interest and fees would otherwise be payable under this agreement, pay to each Lender all unpaid interest and fees accrued to that Lender's benefit as of the Closing Date under the Existing-Loan Agreement.

3.4        Prepayments    .

(a) P&I Borrowings. For at least 10-consecutive days during each 30-consecutive-day period, Ryland shall pay all -- and not owe any -- Principal Debt of Tranche A for P&I Borrowings and of Tranche B for P&I Borrowings -- as those terms are described in Section 2.1(f) -- which 10-day period may be different for that Tranche A and Tranche B.

(b) T&I Borrowing. Ryland shall pay the Principal Debt of each T&I Borrowing on or before the earlier of either 180 days after its Borrowing Date or the Termination Date.

(c) Foreclosure Borrowing. Ryland shall pay the Principal Debt of each Foreclosure Borrowing on or before the earlier of either 270 days after its Borrowing Date or the Termination Date.

(d) Commitment Termination. Associates (in respect of any of the Obligation related to Warehouse Borrowings) or Ryland (in respect of any of the Obligation related to Receivables Borrowings and Working-Capital Credits) shall -- on the date that full or partial termination of a Lender's Commitment becomes effective under Section 2.5 -- pay to that Lender the full Obligation owed to it in the case of a full termination or the Principal Debt owed to it that exceeds its reduced Commitment, as the case may be.
(e) Borrowing Excess. If at any time any Borrowing Excess exists, then -- before the close of business on the third-Business Day after the Companies receive written notice from Agent of the amount and nature of the Borrowing Excess -- Associates (in respect of Warehouse Borrowings) or Ryland (in respect of Receivables Borrowings and Working-Capital Credits) shall take the following applicable action that eliminates that Borrowing Excess:

          (i) For a Borrowing Excess that is not capable of elimination by delivery of additional Collateral or an increase in the total or any applicable Borrowing Base -- e.g., an excess under Sections 2.1(a)(i) -- or when a Default exists, prepay to Agent for distribution to the appropriate one or more Lenders Principal Debt of the appropriate one or more Borrowing Categories (together with any related Funding Loss).

          (ii) For any other Borrowing Excess and only when no Default exists, either (A) deliver to Agent, in accordance with this agreement, additional Collateral that causes the total or the applicable Borrowing Base, as the case may be, to increase, (B) prepay to Agent for distribution to the appropriate one or more Lenders Principal Debt of the appropriate one or more Borrowing Categories (together with any related Funding Loss), or (C) any combination of the actions under clauses (A) or (B) above.

(f) Voluntary Prepayments. Associates or Ryland may voluntarily prepay all or any of the Obligation at any time without premium or penalty, but with any applicable Funding Loss.

3.5          Order of Application    .  All payments and proceeds -- whether
voluntary, involuntary, through the exercise of any Right of set-off or other Right, realization against any Collateral, or otherwise and whether a Default exists or not -- shall be applied in the following order:

    (a) No Default. While no Default exists, in the order and manner as Associates or Ryland, as the case may be, directs, except that principal payments must always be applied in the following order and manner:

    (i) LC Obligation -- payable solely to Agent -- which Agent shall distribute in accordance with the participation interests in that LC Obligation that any one or more Lenders have purchased and paid for under Section 2.4(b).

    (ii) Principal Debt in the order below (except as the order may be rearranged by Agent to the extent possible to avoid the application of any Funding Loss for LIBOR Borrowings) -- payable to Lenders as provided in clause (iii) below. Principal Debt shall be applied (A) to the Borrowing Category to the extent the collections or proceeds are from or arose in respect of the Collateral in its Borrowing Base and (B) then in the following order:

            -    Working-Capital Borrowings
            -    P&I Borrowings
            -    T&I Borrowings
            -    Foreclosure Borrowings
            -    Wet Borrowings
            -    Dry Borrowings
            -    Gestation Borrowings

    (iii) Payments under clause (ii) above shall be applied (A) in respect of Working-Capital Borrowings, P&I Borrowings, T&I Borrowings, and Foreclosure Borrowings, ratably to each Lender in accordance with its Commitment Percentage, and (B) in respect of each other Borrowing, to the Lender that extended the Borrowing as selected among the same Borrowing Category by the Companies.

    (b) Default or No Direction. While a Default exists or if the appropriate Company fails to give any direction, in the following order and manner:

    (i) All costs and expenses incurred by Agent in connection with its duties under the Loan Papers -- including, without limitation, fees and expenses paid by Agent to any servicing companies retained by Agent to assist it in servicing any Collateral required to be serviced, to any attorneys, or to any agents -- that have not been reimbursed by Lenders, together with interest at the Default Rate, payable solely to Agent.

    (ii) All costs and expenses incurred by any Lender in connection with the Loan Papers that are reimbursable to it under the Loan Papers and all amounts paid by that Lender to Agent as a reimbursement to it of costs and expenses incurred by Agent in connection with its duties under the Loan Papers, together with interest at the Default Rate -- payable ratably to Lenders in the proportion that each Lender's share of those costs and expenses bears to the total of those costs and expenses for all Lenders.

    (iii) Accrued and unpaid interest on the Obligation -- payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders.

    (iv) LC Obligation -- payable solely to Agent, which Agent shall distribute in accordance with the participation interests in that LC Obligation that any one or more Lenders have purchased and paid for under Section 2.4(b).

                (v) Principal Debt in the order below -- payable ratably to each Lender in accordance with its Termination Percentage -- except as the order may be rearranged by Agent to the extent possible to avoid the application of any Funding Loss for LIBOR

Borrowings.  Principal Debt shall be applied (A) to the Borrowing
Category to the extent the collections or proceeds are from or arose in respect of the Collateral in its Borrowing Base and (B) then any excess will be applied in the following order:

            -    Working-Capital Borrowings
            -    P&I Borrowings
            -    T&I Borrowings
            -    Foreclosure Borrowings
            -    Wet Borrowings
            -    Dry Borrowings
            -    Gestation Borrowings

    (vi) All other portions of the Obligation -- payable ratably to Lenders in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders.

    (vii) Either (A) to Ryland or to its successors or assigns on behalf of the Companies, to be divided between them as they may agree, or (B) as a court of competent jurisdiction may direct.

3.6         Sharing    .  If any Lender obtains any amount -- whether
voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under Section 10.3 -- that exceeds the portion of that amount it is otherwise entitled under the Loan Papers to receive, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender's sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Loan Papers. If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this section may, to the extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of either Company in the amount of that participation.

3.7        Interest Rates    .  Unless otherwise provided in this agreement,
the Principal Debt and any past-due interest owed to each Lender bears interest at an annual interest rate equal to the lesser of either the Maximum Rate or:

(a)         LIBOR Borrowings.  For the Principal Debt of a LIBOR Borrowing:
The LIBOR Rate applicable to its Interest Period.

(b)         Non-LIBOR Borrowings.

          (i) For the Average-Principal Debt for all Non-LIBOR Borrowings owed to a Depositary during any Calendar Month that does not exceed that Depositary's Average-Depositary Balances for that Calendar Month: The Applicable Margin for the Fed-Funds Rate.

          (ii) For the Average-Principal Debt for all Non-LIBOR Borrowings owed to any Lender during any Calendar Month and not bearing interest under clause (i) above: The Average-Adjusted-Fed-Funds Rate for that Calendar Month.

(c) Default Rate. For all past-due Principal Debt and past-due interest on the Principal Debt:

(i)         For the Average-Principal Debt for all Non-LIBOR
Borrowings and all past-due accrued interest on those Borrowings owed to a Depositary during any Calendar Month that does not collectively exceed that Depositary's Average-
Depositary Balances for that Calendar Month:  2.5%.

(ii) For the Average-Principal Debt for all Non-LIBOR Borrowings and all past-due accrued interest on those Borrowings owed to any Lender during any Calendar Month and not bearing interest under clause (i) above and for the Principal Debt of all LIBOR Borrowings and all past-due accrued interest on those Borrowings: The Default Rate.

3.8         Interest Calculations    .

(a) Interest is calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of 360 days (or, if that calculation would result in interest greater than the Maximum Amount, 365 or 366 days, as the case may be).

(b) The provisions of this agreement relating to calculation of the Average Fed-Funds Rate and the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid under this agreement that are based upon those rates. Each Lender may fund and maintain its funding of all or any part of each Borrowing as it selects.

 3.9       Maximum Rate    .  Regardless of any Loan-Paper provision, no
Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any of the Obligation any amount in excess of the Maximum Rate. If a Lender ever does so, then any excess is treated as a partial prepayment of principal, and any remaining excess shall be refunded to Associates or Ryland, as the case may be. In determining if the interest paid or payable exceeds the Maximum Rate, the Companies and Lenders shall, to the extent lawful (a) treat all Borrowings as but a single extension of credit,
(b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and their effects, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the full-contemplated term of the Obligation. However, if the Obligation is paid in full before the end of that full-contemplated term and the interest received for the Obligation's actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess without being subject to any penalties provided by any Laws. If Texas Laws are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "indicated rate ceiling" from time to time in effect under
Article 1.04, Title 79, Texas Revised Civil Statutes, as amended. Chapter 15, Subtitle 79, Texas Revised Civil Statutes, 1925 (which regulates certain revolving credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

3.10        Interest Periods    .  When either Company requests any LIBOR
Borrowing, it may elect the applicable interest period (each an "Interest Period") -- which may be either one, two, three, or six months at its option or such other period as it and Agent may agree (after first obtaining Determining Lender approval if for more than six months) -- subject to the following conditions: (a) The initial Interest Period commences on the applicable Borrowing Date or Conversion Date, and each subsequent applicable Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which no numerically corresponding Business Day in the calendar month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that calendar month; (c) if an Interest Period would otherwise not end on a Business Day, it shall end on the immediately preceding Business Day;
(d) no Interest Period for any portion of the Obligation may extend beyond the scheduled repayment date for that portion of the Obligation; and (e) no more than five Interest Periods may be in effect at any time.

3.11        Conversions    .  Associates or Ryland, as the case may be, may
(a) convert a LIBOR Borrowing on the last day of the applicable Interest Period to another Borrowing Type, (b) convert another Borrowing Type (subject to Section 3.16) at any time to a LIBOR Borrowing, and (c) elect a new Interest Period for a LIBOR Borrowing, by giving a Conversion Request to Agent and each Lender no later than 9:30 a.m. on the day (the "Conversion Date") that is the third Business Day before the last day of the applicable Interest Period. However, a Borrowing may not be converted to or continued as a LIBOR Borrowing if a Default exists, and, absent the applicable Company's timely Conversion Request, a LIBOR Borrowing is deemed converted to a Fed-Funds Borrowing effective when the applicable Interest Period expires.

3.12        Booking Borrowings    .  To the extent lawful, any Lender may
make, carry, or transfer the Principal Debt owed to it at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate of any Lender is entitled to receive any greater payment under Section 3.14 than the transferor Lender would have been entitled to receive with respect to that Principal Debt, and no Lender is entitled to receive any greater payment under Section 3.14 on account of a transfer of that Principal Debt to or for the account of a branch office -- other than the one specified on Schedule 1.1(a) -- than it would have been entitled to receive with respect to that Principal Debt if that transfer had not been made. Each Lender shall use its reasonable efforts (consistent with its internal policies and applicable Law) to make, carry, maintain, or transfer its part of any Principal Debt with its Affiliates or branch offices in an effort to eliminate or reduce to the extent possible the total amounts due to it under Sections 3.14 and 3.15 if, in its reasonable judgment, those efforts will not be disadvantageous to it.

3.13        Basis Unavailable or Inadequate for LIBOR Rate    .  If, on or
before any date when a LIBOR Rate is to be determined for a Borrowing, Agent or any Lender (upon notice to Agent) determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate for the applicable Interest Period, then Agent shall promptly notify the Companies of that determination (which is conclusive and binding on the Companies, absent manifest error) and that Borrowing shall be a Fed-Funds
Borrowing.   Until Agent notifies the Companies that it or the notifying
Lender (upon notice to Agent) has determined that those circumstances no longer exist -- which it shall promptly do -- Lenders' commitments under this agreement to make or convert to LIBOR Borrowings are suspended.

3.14        Additional Costs    .  This section survives the full satisfaction
of the Obligation and termination of the Loan Papers, and release of Lender
Liens.

(a) For any LIBOR Borrowing, if (i) (A) any change after the date of this agreement in any present Law -- and for purposes of this
Section 3.14, Law includes interpretations and guidelines of any Tribunal whether or not having the force of Law -- or any future Law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Tribunal results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, (B) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Borrowing, and (C) that Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that Lender (through Agent) shall deliver to the Companies a certificate stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Associates or Ryland, as the case may be, shall pay that amount to that Lender within ten days after demand.

(b) For any Borrowing, if (i) (A) any change after the date of this agreement in any present Law or any future Law regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now or in the future imposed by any Tribunal regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that Lender
(through Agent) shall notify the Companies and deliver to the Companies a certificate stating in reasonable detail the calculation of the amount necessary to compensate it (which certificate is presumed correct), and Associates or Ryland, as the case may be, shall pay that amount to Lender within ten days after demand.

(c) Any Taxes payable by Agent or any Lender or ruled (by a Tribunal) payable by Agent or any Lender in respect of any Loan Paper shall -- if permitted by Law and if deemed material by Agent or that Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Ryland, together with interest and penalties, if any (except for Taxes payable on the overall net income of Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Agent or any Lender). Agent or that Lender (through Agent) shall notify Ryland and deliver to Ryland a certificate stating in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Ryland shall pay that amount to Agent for the account of Agent or that Lender, as the case may be, within ten days after demand. If Agent or that Lender subsequently receives a refund of the Taxes paid to it by Ryland, then the recipient shall promptly pay the refund to Ryland.

3.15        Change in Laws    .  If any change, after the date of this
agreement, in any present Law or any future Law makes it unlawful for any Lender to make or maintain LIBOR Borrowings, then that Lender shall promptly notify Agent, who shall promptly notify the Companies and (a) as to undisbursed funds, any requested Borrowing shall be made as a Fed-Funds Borrowing, (b) as to any outstanding Borrowing (i) if maintaining the Borrowing until the last day of the applicable Interest Period is unlawful, the Borrowing shall be converted to a Fed-Funds Borrowing as of the date of notice, but neither Company is obligated to pay any related Funding Loss, or
(ii) if not prohibited by Law, the Borrowing shall be converted to an Fed-Funds Borrowing as of the last day of the applicable Interest Period, or
(iii) if any conversion will not resolve the unlawfulness, Associates or Ryland, as the case may be, shall promptly prepay the Borrowing, without penalty, and without payment of any related Funding Loss. No Conversion Request is required to be delivered in connection with any conversion under this Section 3.15.

3.16        Funding Loss    .  Subject to Section 3.15, THE COMPANIES JOINTLY
AND SEVERALLY AGREE (IN RESPECT OF WAREHOUSE BORROWINGS) AND RYLAND AGREES (IN RESPECT OF OTHER BORROWINGS) TO INDEMNIFY EACH LENDER AGAINST -- AND PAY TO IT UPON DEMAND -- ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that a Company pay any Funding Loss, that Lender shall deliver to Agent who shall promptly deliver to the Companies a certificate stating in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation shall be presumed correct. This Section 3.16 survives the satisfaction and payment of the Obligation and termination of the Loan Papers.

3.17        Foreign Lenders, Participants, and Purchasers    .  Each Lender,
Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an Assignment) that is not organized under the Laws of the United States of America or one of its states (a) represents to Agent and the Companies that (i) no Taxes are required to be withheld by Agent or either Company with respect to any payments to be made to it in respect of the Obligation and (ii) it has furnished to Agent and the Companies two duly completed copies of either U.S. Internal Revenue Service Form 4224, Form 1001, Form W-8, or any other form acceptable to Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Loan Papers, and (b) covenants to (i) provide Agent and the Companies a new Form 4224, Form 1001, Form W-8, or other form acceptable to Agent upon the expiration or obsolescence of any previously delivered form according to Law, duly executed and completed by it, and (ii) comply from time to time with all Laws with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then the Companies and Agent (without duplication) may deduct and withhold from interest payments under the Loan Papers United States federal income Tax at the full rate applicable under the Code.

3.18        Fees    .  The following are not compensation for the use,
detention, or forbearance of money, are in addition to and not in lieu of interest and expenses otherwise described in the Loan Papers, are non-refundable, to the extent lawful, bear interest if not paid when due at the Default Rate, and are calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of 360 days (or 365 or 366 days, as the case may be, if the calculation would otherwise result in exceeding the Maximum Amount and the payment were deemed to be interest notwithstanding the above provisions to the contrary):

(a) Agent's Fees. The Companies shall pay to Agent -- for its sole account -- an annual administrative fee and a custodial fee in an amount and on such payment terms as may be agreed upon by the Companies and Agent in writing.

(b) Commitment Fees. Ryland shall pay to Agent for each Lender two commitment fees -- one based on that Lender's Commitment and another based on that Lender's Commitment Percentage of the Working-Capital Sublimit.

(i) Those commitment fees are payable in advance on (A) the Closing Date for the Calendar Quarter in which it occurs and
(B) on the first day of each Calendar Quarter after the Closing
Date.

(ii) The amount of those commitment fees are a percentage per annum -- calculated on the basis of 15 basis points of the Commitment Percentage of the Warehouse Sublimit, and 33 basis points of the Commitment Percentage of the Receivables/Working-Capital Sublimit

(c) LC Fees. As a condition to the issuance or extension of a LC, Ryland shall pay to Agent a fee equal to the product of (i) 1.0% of the face amount of the LC times (ii) a fraction, the numerator of which is the number of months from the issuance date to the expiry date (and rounded up to the nearest whole month) and the denominator of which is 12.
Agent will keep, for its own account, 25% of each such fee paid and will divide among all Lenders, including Agent, ratably according to their LC participation amounts, the remaining 75%. Ryland shall also pay on demand and solely for Agent's account any and all additional customary LC fees charged by Agent, including those relating to confirming, negotiating, or amending LCs. Agent shall refund to Ryland any unearned LC fee that Ryland has paid to Agent in respect of the undrawn portion of any LC that is cancelled before its expiration date.

SECTION 4.    SECURITY    .

     4.1        Guaranty    .

(a) Guaranty. To induce Agent and Lenders to enter into this agreement and extend credit to Associates and for other good and valuable consideration -- including, without limitation, the facts stated in the recitals to this agreement -- but not as a condition to Lenders' agreements to extend credit to Ryland under this agreement, Ryland unconditionally and irrevocably guarantees to Agent and each Lender (i) the prompt payment of the Obligation related in any way to Warehouse Borrowings (the "Warehouse Obligation") at maturity -- by acceleration or otherwise -- and at all times after maturity in accordance with the Loan Papers and (ii) the prompt performance of and compliance with every term, covenant, and condition of the Loan Papers when due. Ryland acknowledges and agrees that this agreement expressly refers to each of the Loan Papers, including, without limitation, the Notes.

(b) Nature of Liability. "This guaranty" refers to this Section 4.1, which is an absolute, irrevocable, and continuing guaranty, and Ryland's liability for any future Warehouse Obligation is not released or reduced by the payment and performance of the Warehouse Obligation in full from time to time and constitutes a renewal and extension of Ryland's guaranty under Section 4.1 of the Existing-Loan Agreement.

(c) Payment and Performance by Ryland. If Associates fails to pay or perform any Warehouse Obligation when due, Ryland shall pay or perform that Warehouse Obligation on demand and without notice of acceptance of this guaranty, creation of any Warehouse Obligation, any Default, or Potential Default, presentment and demand for payment, protest, nonpayment, dishonor, notice of the intent to accelerate, and notice of acceleration, all of which Ryland waives.

(d) No Requirement to Pursue Other Rights. In order to enforce payment and performance by Ryland, it is not necessary for Agent or any Lender first or concurrently to institute suit or exhaust Rights against Associates or any other Person or enforce Rights against any present or future Collateral or other security.

(e) Effect of Certain Default. If a Default occurs under Section 10.1(d) in respect of Ryland, then the Obligation is, as between Ryland, Lenders, and Agent, a fully matured, due, and payable obligation of Ryland to Agent and Lenders -- without regard to whether a Default or Potential Default then exists or whether any of the Warehouse Obligation is then due and payable to Agent or any Lender -- payable in full by Ryland to Agent and Lenders.

(f) Other Debts. If Ryland becomes liable -- by endorsement or otherwise -- for any debt of Associates to Agent or any Lender that is not part of the Warehouse Obligation, then that liability is not in any manner impaired or affected by this guaranty.

(g) Subordinated Debt. All Subordinated Debt is expressly subordinated to the full payment and performance of the Warehouse Obligation. Ryland may not receive or accept any payment from Associates for any Subordinated Debt at any time when any Warehouse Obligation is outstanding. If Ryland receives any payment of any Subordinated Debt in violation of this section, Ryland shall hold that payment in trust for Agent on behalf of Lenders and immediately turn it over to Agent -- in the form received but with any necessary endorsements -- to be applied to the Warehouse Obligation.

(h) Independent Analysis. Ryland may not rely upon Agent or any Lender about -- and each expressly assumes all responsibilities to remain informed about -- Associates' financial condition and any circumstances affecting Associates' ability to pay or perform the Warehouse Obligation.

(i) Waiver of Certain Rights Against Others. Ryland may not assert, enforce, or otherwise exercise -- and Ryland irrevocably waives -- until payment in full of the Obligation (a) any Right of subrogation to any of Agent's or any Lender's present or future Rights or Collateral with respect to any Warehouse Obligation, (b) any Right of recourse, reimbursement, contribution, indemnification, or similar Right against any Person with respect to the payment or performance of any Warehouse Obligation, and (c) any Right to participate in any security or assurances for any Warehouse Obligation.

(j) Waiver of Certain Procedural Rights. Ryland waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Warehouse Obligation or require suit against Associates or any other Person -- whether arising under (i) Sec. 34.02 of the Texas Business and Commerce Code, which is about certain Rights to require suit on accrued Rights of action following written notice, (ii) Sec. 17.001 of the Texas Civil Practice and Remedies Code, which allows suit against certain guarantors without suit against certain principal obligors but precludes entry of judgment against certain guarantors before entry of judgment against certain principal obligors, (iii) Rule
31 of the Texas Rules of Civil Procedure, which requires joinder of certain principal obligors in suits against certain guarantors unless judgment has been entered against those principal obligors, or (iv) otherwise.

(k) Non-impairment. The occurrence or existence of any one or more of the following -- with or without notice to or consent by Ryland -- does not release or reduce Ryland's liability under this guaranty: (i) Agent or any Lender taking or accepting any other security or assurance for any Warehouse Obligation; (ii) any release, surrender, exchange, subordination, impairment, or loss of any security or assurance for any Warehouse Obligation; (iii) any partial or full release of any other Person's liability for any Warehouse Obligation; (iv) the insolvency, bankruptcy, or lack of corporate, partnership, trust, or other power or authority of any Person; (v) any renewal, extension, or rearrangement of the payment or performance of -- or any assignment of -- any Warehouse Obligation; (vi) any new agreement with -- or adjustment, indulgence, forbearance, compromise, or release ever granted to any other Person; (vii) any neglect, delay, omission, failure, or refusal by Agent or any Lender to take or prosecute any action for the collection of any Warehouse Obligation or to foreclose, take, or prosecute any action under any document evidencing or securing any Warehouse Obligation; (viii) the unenforceability of any Warehouse Obligation against any Person because it exceeds the amount permitted by Law, the act of creating it is ultra vires, or any individual creating it exceeded his authority or violated his fiduciary duties in connection with it; (ix) Agent or any Lender becomes required to refund any payment or make payment to any other Person because any payment to Agent or that Lender by any Person for any Warehouse Obligation is held to constitute a preference under any Debtor Law or otherwise; or (x) any existing or future offset, claim, or defense (except for the defense of full payment and performance of the Warehouse Obligation after the running of any preference period after that payment and performance) of any other Person against Agent or any Lender or against payment or performance of any Warehouse Obligation -- whether that offset, claim, or defense arises in connection with the Warehouse Obligation or otherwise -- and such claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability, accord and satisfaction, and usury.

 4.2       Collateral    .

(a)         From Associates.    To secure the full payment and performance
of the Warehouse Obligation, Associates assigns, conveys, and grants to -- and creates in favor of -- Agent a Lender Lien in:

            -    The Intercompany Note.

            - The Warehouse Account and all amounts deposited in it or represented by it.

            - Cash and noncash proceeds of any Collateral otherwise described in this clause (a).

(b) From Ryland. To secure the full payment and performance of the full Obligation and the guaranty in Section 4.1, Ryland assigns, conveys, and grants to -- and creates in favor of -- Agent Lender Liens in all of the following items and types of property -- collectively, together with the collateral described in clause (a) above and any other present and future security for any of the Obligation, the "Collateral" -- without transferring to Agent or any Lender any of Ryland's obligations in respect of any of the following:

(i) In respect of Mortgage Collateral, all present and future:

    - Mortgage Loans -- including, without limitation, all promissory notes evidencing and all mortgages, deeds of trust, or trust deeds securing those Mortgage
Loans -- which from time to time are either (A) deposited with or held by or for Agent under this agreement or (B) identified by Ryland as support for a Wet Borrowing.

    - Mortgage Securities -- the Mortgage Pools for which consists of Mortgage Loans that were Mortgage Loans constituting part of the Collateral -- deposited with or held by or for Agent under this agreement or registered by book-entry in Agent's name under this agreement.

    - Private-mortgage insurance (including, without limitation, all commitments to issue any such insurance) covering -- and all commitments issued by FHA to insure or issued by VA or GNMA to guarantee -- any Mortgage Loans included in the Collateral.

            - Guaranties related to Mortgage Securities included in the Collateral.

    - Take-Out Commitments held by Ryland covering any Mortgage Collateral and all proceeds resulting from the sale of Mortgage Collateral to investors under Take-Out
Commitments.

            - Security of any kind pledged by a mortgagor for any Mortgage Collateral.

            - Casualty insurance assigned to Ryland in connection with any Mortgage Loan.

(ii) In respect of the Servicing Portfolio, all present and future:

    -    Servicing Rights pertaining in any way to Ryland's
Servicing Contracts with FHLMC, FNMA, or GNMA, together with all present and future sums paid or payable to Ryland on account of, or as a result of the performance of, those Servicing Rights, whether as compensation for the performance by Ryland, damages related to any of the foregoing, amounts payable upon cancellation or termination hereof, or otherwise.

            -    Servicing Receivables.

(iii)         The Foreclosure Account, P&I Account, Settlement
Account, T&I Account, Working-Capital Account and all amounts deposited in them or represented by them.

(iv) In respect of all of the Collateral otherwise described in this clause (b), all present and future:

            - Personal property, contract Rights, accounts, and general intangibles of any kind whatsoever relating to any of the Collateral otherwise described in this clause (b).

            - All files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records, and other information and data of Ryland relating to any Collateral otherwise described in this clause (b) -- including, without limitation, all information, data, programs, tapes, discs, and cards necessary to administer and service any Mortgage
Loans with respect to which Ryland has Servicing
Rights in respect of the Servicing Portfolio.

            -    Cash and noncash proceeds of any of the
Collateral otherwise described in this clause (b).

    (c)    Renewal of Lender Liens.  The Lender Liens under this Section
4.2 are renewals and extensions of the Lender Liens arising under the Existing-Loan Agreement, including, without limitation, those evidenced or perfected by the following financing statements, each executed by the appropriate Company (including Ryland's three trade-names) as debtor and Agent as secured party, and filed with the following jurisdictions, and otherwise described as follows:


   Name              Jurisdiction                Number               Date
----------------------------------------------------------------------------
Associates           Sec. of State,
                     DE                          9408671             06/28/94

                     Sec. of State,
                     MD                          41788224; Liber
                                                 3617, Folio 1928    06/27/94

                     Howard Co., MD              015451; Liber
                                                 0146, Folio 530     06/23/94

   Name              Jurisdiction                Number               Date
----------------------------------------------------------------------------

                     Sec. of State, TX      120435                  06/20/94

Ryland               Sec. of State, MD      4174887 and 41748193;
                                            Liber 3617, Folio
                                            1545                    06/23/94

                     Howard Co., MD         015482; Liber 0146,
                                            Folio 673               06/30/94

                     Sec. of State, OH      06159409102             06/15/94

                     Sec. of State, TX      115336                  06/14/94

Ryland Funding
 Group               Sec. of State, MD      141747383; Liber
                                            3617, Folio 1549        06/23/94

                     Howard Co., MD         015483; Liber 0146,
                                            Folio 677               06/30/94

                     Sec. of State, OH      06159409103             06/15/94

                     Sec. of State, TX      115337                  06/14/94

Rylco Funding
 Group               Sec. of State, MD      14747384; Liber 3617,
                                            Folio 1553              06/23/94

                     Howard Co., MD         015484; Liber 0146,
                                            Folio 681               06/30/94

                     Sec. of State, OH      06159409104             06/15/94

                     Sec. of State, TX      115338                  06/14/94

RMC Mortgage Corp.   Sec. of State, MD      141747385; Liber 3617,
                                            Folio 1557              06/23/94

                     Howard Co., MD         015485; Liber 0146,
                                            Folio 685               06/30/94

                     Sec. of State, OH      06159409101             06/15/94

                     Sec. of State, TX      115339                  06/14/94

Therefore, the Companies (i) ratify and confirm that all of those Lender Liens are not released, reduced, or otherwise adversely affected by this agreement and continue to secure full payment and performance of the present and future Obligation, and (ii) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Agent may request in order to create, perfect, preserve, and protect those Lender Liens.

4.3        Collateral Procedures    .

(a) Compliance With Schedule 4.3. Ryland must deliver the Collateral Documents and otherwise comply with all the required procedures in Schedule 4.3 for Collateral offered in connection with this agreement by no later than 10:30 a.m. on (i) the Borrowing Date for Collateral supporting any Borrowing other than a Wet Borrowing and
(ii) seventh Business Day after the Borrowing Date of any Wet Borrowing for Collateral supporting that Borrowing.

(b) Ryland as Bailee. Ryland shall (i) hold in trust for Agent (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Mortgage Loan, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Ryland) insuring Ryland's perfected, first priority Lien created by that mortgage, deed of trust, or trust deed, (C) the original insurance policies referred to in Section 7.8, and (D) all other original documents, including any undelivered Take-Out Commitments, promissory notes, and Mortgage Securities, (ii) specifically identify such items in the appropriate Collateral-Delivery Notice, (iii) deliver to Agent any of the foregoing items as soon as reasonably practicable upon Agent's request, and (iv) for purposes of clause (a) above, be an approved bailee for Agent to the extent that Ryland holds Collateral that constitutes an Eligible-Mortgage Loan subject to the conditions of Part A.1(a) on Schedule 1.1(c).

(c) Gestation Collateral. By 10:30 a.m. on the day that Associates is converting any Dry Borrowing to a Gestation Borrowing, Associates shall execute and deliver to Agent a Collateral-Conversion Notice.

4.4        Borrowing-Base Reports    .  By 11:00 a.m. on the date of any
Borrowing, any payment of Principal Debt, or removal of any Collateral, Agent (for Borrowing-Base Reports for Mortgage Collateral) shall deliver to the Companies and Lenders -- or Ryland (for other Borrowing-Base Reports) shall deliver to Agent for Agent to deliver to each Lender -- the applicable Borrowing-Base Report depending upon the Borrowing Category of the Borrowing or payment or Borrowing Base in which that Collateral is included.

4.5        Borrowing Base    .  If at any time any item of Collateral ceases
to meet the applicable requirements of eligibility on Schedule 1.1(c), then
(a) that item is automatically excluded from all calculations of the applicable Borrowing Base, and (b) Agent shall so notify the Companies and Lenders.

4.6        Agent for Appraisals    .  Agent and Lenders appoint the Companies
as their special agents for the sole and limited purpose of obtaining and maintaining Appraisals for Mortgage Loans as required by the Loan Papers.

4.7        Power of Attorney    .  Each Company irrevocably appoints Agent --
acting on behalf of Lenders -- as that Company's attorney-in-fact (with full power of substitution) for, on behalf, and in the name of that Company to
(a) endorse and deliver to any Person any check, instrument, or other document received by Agent or any Lender that represents payment in respect of any Collateral, (b) prepare, complete, execute, deliver, and record any assignment of any mortgage, deed of trust, or trust deed securing any Mortgage Loan or Mortgage Security, (c) endorse and deliver or otherwise transfer any promissory note evidencing any Mortgage Loan or Mortgage Security and do every other thing necessary or desirable to effect transfer of all or any Collateral, (d) take all necessary and appropriate action with respect to any Obligation or any Collateral, (e) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Collateral, and
(f) sign that Company's name wherever appropriate to effect the performance of this agreement. This section shall be liberally, not restrictively, construed so to give the greatest latitude to Agent's power as the Companies' attorney-in-fact to collect, sell, and deliver any Collateral and all other documents relating to it. The powers and authorities conferred on Agent in this section
(w) are discretionary and not obligatory on the part of Agent, (x) may be exercised by Agent through any Person who, at the time of the execution of a particular document, is an officer of Agent, (y) may not be exercised by Agent unless a Default exists, and (z) is granted for a valuable consideration, coupled with an interest, and irrevocable until -- and all Persons dealing with Agent, any of its officers acting under this section, or any substitute is fully protected in treating the powers and authorities conferred by this section as existing and continuing in full force and effect until advised by Agent that -- all commitments by Lenders to extend credit under this agreement have been terminated or cancelled and the Obligation is fully paid and performed.

4.8        Redemption of Mortgage Collateral    .

    (a) Generally. So long as no Default or Potential Default exists, either Company may -- at any time and from time to time -- obtain the release of Lender Liens in any or all Mortgage Collateral by paying to Agent, for application to the Obligation in accordance with this agreement, the Borrowing Base for the Eligible-Mortgage Collateral -- determined as of the date that such Eligible-Mortgage Collateral was first delivered to Agent -- to be released.

    (b) Redemption for Sale. Either Company may -- at any time and from time to time -- request that Agent permit the sale of Mortgage Loans. Upon the receipt by Agent of that request, if no Default or Potential Default exists, and subject to the provisions of clause (e) below, Agent shall deliver to the investor, under Agent's bailee letter -- in substantially the form of Exhibit D-1 or D-2, as applicable -- the Collateral Documents for the Mortgage Loans being sold and that are held by Agent. Unless otherwise provided in clause (c) below regarding Bond-Authority Loans, release of the Lender Liens in that Collateral is conditioned upon delivery to Agent -- within 45 days after delivery by Agent of those Collateral Documents -- by that investor of either:

    (i)    An amount equal to the Borrowing Base of the Eligible-
Mortgage Loans so sold to be applied to the Obligation in accordance with this agreement; or

    (ii) In the case of Mortgage Loans being sold or exchanged for Mortgage Securities, Eligible-Mortgage Securities, the
Borrowing Base for which equals the Borrowing Base for the Eligible-Mortgage Loans so sold, which new Eligible-Mortgage
Securities are Collateral under this agreement for all purposes.

For purposes of this clause (b), the Borrowing Base for any Collateral is determined as of the date that Collateral is first delivered to Agent under this agreement. The delivery of Mortgage Securities and all payments made in relation to them by investors shall be made directly to Agent, and the Companies shall, as agent for Agent and only upon the express prior written request of Agent, deliver to that investor the items held by either Company under Section 4.3(b). Unless otherwise provided in clause (c) below regarding Bond-Authority Loans, items of Mortgage Collateral delivered by Agent to any investor under this section automatically cease to be Eligible-Mortgage Collateral upon the earlier to occur of either (A) the delivery to Agent by that investor of either the payment or the Mortgage Securities under clause (i) or (ii) above or
(B) 45 days after delivery by Agent of those Collateral Documents in respect of Eligible-Mortgage Loans or 60 days after delivery by Agent of those Collateral Documents in respect of Eligible-Mortgage Securities. Unless otherwise provided in clause (c) below regarding Bond-Authority Loans, no more than $25,000,000 of Mortgage Collateral (i.e., face amount of the promissory notes evidencing Mortgage Loans or Mortgage Securities) may be delivered to an investor (other than FHLMC, FNMA, GNMA, or any other investor approved by Agent for that purpose) for which either payment or delivery of Eligible-Mortgage Securities under clause (i) or
(ii) has not been completed.

    (c)    Redemption of Bond-Authority Loans for Sale.    Notwithstanding
the requirements in clause (b) above, up to $10,000,000 of Mortgage Collateral originated as Bond-Authority Loans may remain in the Borrowing Base for Mortgage Collateral for up to 150 days. Release of the Lender Liens in that Collateral is conditioned upon delivery to Agent -- within 150 days after delivery by Agent of those Collateral Documents -- by that investor of either payment or delivery of Eligible-Mortgage Securities as set forth in clause (b)(i) and (b)(ii) above. Items of Mortgage Collateral relating to Bond-Authority Loans delivered by Agent to any investor automatically cease to be Eligible-Mortgage Collateral upon the earlier to occur of either (A) the delivery to Agent by that investor of either the payment or the Mortgage Securities under clause (b)(i) or
(b)(ii) above or (B) 150 days after delivery by Agent of those Collateral Documents in respect of Eligible-Mortgage Loans or 60 days after delivery by Agent of those Collateral Documents in respect of Eligible-Mortgage Securities. Notwithstanding the above, Bond-Authority Loans may never remain in the Borrowing Base for Mortgage Collateral for more than 180 days.

    (d) Continuation of Lender Lien and Application of Proceeds. The Lender Liens in all Mortgage Collateral transmitted to any investor under clause (b) and (c) above continue in effect until Agent receives the payment or Mortgage Securities as provided in clauses (b)(i) or (b)(ii) above.

    (e) Certain Credits. No Lender is obligated at any time to credit Associates for any amounts due from any investor for the purchase of any Mortgage Collateral contemplated under this agreement until Agent has actually received immediately available funds for that Mortgage Collateral in the amount required under this agreement, and neither Agent nor any Lender is obligated at any time to collect any amounts or otherwise enforce any obligations due from any investor in respect of any such purchase.

4.9        Correction of Notes    .

(a) Delivery of Notes. Either Company may -- from time to time and at any time -- request that Agent deliver a promissory note related to any Mortgage Collateral so that the note may be replaced by a corrected note. Upon receipt by Agent of that request, if no Default or Potential Default exists, and subject to clause (b) below, Agent shall deliver to that Company -- under Agent's Trust Receipt and Agreement in substantially the form of Exhibit D-3 -- the note to be corrected, upon the express condition of receipt by Agent of a corrected note that conforms to the requirements of this agreement.

(b) Limitations. Notwithstanding clause (a) above (i) no more than $2,000,000 of notes (that amount being the aggregate outstanding principal balances of the notes) may ever be so delivered and not have been replaced with corrected notes under this agreement, (ii) the corrected note must be delivered to Agent endorsed in blank (without restriction or limitation) within 21 days of the release by Agent of the note to be corrected, and (iii) until the corrected note has been delivered to Agent, the Borrowing Base for the related Eligible-
Mortgage Loan is the lesser of either (A) the Borrowing Base for the Eligible-Mortgage Loan, the note for which is to be corrected, without giving effect to this clause (b) or (B) 98% of the principal balance of the corrected note.

4.10        Release of Servicing Rights    .  In connection with any sale of
Servicing Rights permitted by the Loan Papers, the Companies shall execute and deliver to Agent a Request for Release and the appropriate Financing Statement Changes in substantially the form of Exhibit D-4 for execution and delivery by Agent, which Agent shall execute and return to the Companies within seven days.

SECTION 5.    CONDITIONS PRECEDENT    .

     5.1        Initial Borrowing or LC    .  No Lender is obligated to fund
its part of any Borrowing and Agent is not obligated to issue any LC unless Agent has received all of the documents and items described on -- except as specifically otherwise noted on -- Schedule 5.1.

     5.2        Each Borrowing or LC    .  In addition, no Lender is obligated
to fund (as opposed to continue or correct) its part of any Borrowing and Agent is not obligated to issue any LC unless on the applicable Borrowing Date or issue date (and after giving effect to the requested Borrowing or LC), as the case may be: (a) Agent has timely received a Credit Request (together with any applicable LC Agreement); (b) Agent has received any applicable LC fee;
(c) all of the representations and warranties of the Companies in the Loan Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this agreement); (d) no Default or Potential Default exists; (e) the funding of the Borrowing or issuance of the LC, as the case may be, is permitted by Law and does not cause a Borrowing Excess; and
(f) if reasonably requested by Agent, it has received evidence substantiating any of the matters in the Loan Papers that are necessary to enable Associates or Ryland, as the case may be, to qualify for the borrowing or LC, as the case may be.

     5.3        General    .  Each condition precedent in this agreement
(including, without limitation, those on the attached Schedule 5.1) is material to the transactions contemplated by this agreement, and time is of the essence with respect to each condition precedent. Subject to first obtaining the approval of Lenders, Lenders may fund any Borrowing and Agent may issue any LC without all conditions being satisfied. However, to the extent lawful, that funding or issuance is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Lenders specifically waive an item in writing.


SECTION 6.    REPRESENTATIONS AND WARRANTIES    .  The Companies jointly and
severally represent and warrant to Agent and Lenders as follows:

     6.1        Purpose of Credit    .  Borrowings are to be used as stated in
the recitals of this agreement. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing or LC draft or drawing is to be knowingly used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.

     6.2        Corporate Existence, Good Standing, Authority and Compliance
 . Each Company is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated as stated in the preamble of this agreement. Except where failure is not a Material-Adverse Event, each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing, (b) possesses all requisite authority, permits, and power to conduct its business as is now being -- or is contemplated by this agreement to be -- conducted, and (c) is in compliance with all applicable Laws.

     6.3        Subsidiaries    .  As of the date of this agreement (a)
Associates has no Subsidiaries, and (b) Ryland's only Subsidiaries are listed on Schedule 6.3.

     6.4        Authorization and Contravention    .  The execution and
delivery by each Company of each Loan Paper or related document to which it is a party and the performance by it of its obligations under that Loan Paper (a) are within its corporate power and authority, (b) have been duly authorized by all necessary corporate action, (c) require no action by or filing with any Tribunal other than any action or filing that has been taken or made on or before the date of this agreement, (d) do not violate any provision of its charter or bylaws, (e) do not violate any provision of Law or order of any Tribunal applicable to it other than violations that individually or collectively are not a Material-Adverse Event, (f) do not violate any Material Agreements to which it is a party, and (g) do not result in the creation or imposition of any Lien on any asset of either Company other than Lender Liens.

     6.5      Binding Effect    .  Upon execution and delivery by all parties
to it, each Loan Paper constitutes a legal and binding obligation of each Company party to it, enforceable against it in accordance with its terms except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

     6.6        Fiscal Year and Financial Information    .  The fiscal year of
each Company ends on December 31. Each Company has delivered to Agent and Lenders copies of its balance sheet as of December 31, 1994, and the related statements of income and cash flows for the period ended on that date. Those Financials are complete and correct in all material respects, fairly present each Company's financial condition as of -- and its results of operations for the period ended on -- that date, and were prepared in accordance with GAAP. As of the date of those Financials, there were no indebtedness, obligations, or liabilities -- including, without limitation, any material contingent or indirect liabilities and obligations or unusual forward or long-term commitments -- of either Company that are not reflected in those Financials, which are required to be so reflected based upon GAAP. No change that is a Material-Adverse Event has occurred since the date of those Financials. Each Company has also delivered to Lenders a management report for the month ended March 31, 1995, which fairly and accurately in all material respects presents that Company's commitment position, pipeline position, mortgage servicing and production, balance sheet, and income statement as of the end of that month.

     6.7        Litigation    .  There is no Litigation that is reasonably
likely to be determined adversely to either Company or, if so adversely determined, is a Material-Adverse Event and that is pending or -- as of the date of this agreement -- threatened against either Company or its assets. As of the date of this agreement, no outstanding and unpaid judgments against either Company exist that is a Material-Adverse Event.

     6.8        Taxes    .  All Tax returns of each Company required to be
filed have been filed (or extensions have been granted) before delinquency -- except for returns for which the failure to file is not a Material-Adverse Event -- and all Taxes imposed upon each Company that are due and payable have been paid before delinquency other than Taxes for which the criteria for Permitted Liens have been satisfied or for which nonpayment is not a Material-Adverse Event.

     6.9        Environmental Matters    .  Except to the extent not a
Material-Adverse Event, neither Company (a) knows of any environmental condition or circumstance adversely affecting either Company's properties or operations or any material portion of the properties subject to Mortgage Loans, (b) has received any report of either Company's violation of any Environmental Law, or (c) knows that either Company is under any obligation to remedy any violation of any Environmental Law. Each Company has taken prudent steps to determine that its properties and operations and that substantially all of the properties subject to Mortgage Loans do not violate any Environmental Law other than violations that are not individually or collectively a Material-Adverse Event.

     6.10        Employee Plans    .  As of the date of this agreement and
except where occurrence or existence is not a Material Adverse Event (a) no Employee Plan has incurred an "accumulated funding deficiency," as defined in Sec. 302 of ERISA or Sec. 412 of the Code, (b) neither Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no ERISA Affiliate has fully or partially withdrawn from participation in a Multiemployer Plan, (d) no "prohibited transaction," as defined in Sec. 406 of ERISA or Sec. 4975 of the Code, has occurred in respect of any Employee Plan, and(e) no "reportable event," as defined in Sec. 4043 of ERISA, has occurred in respect of any Employee Plan, other than events for which the notice requirement is waived under applicable PBGC regulations.

     6.11        Government Regulations    .  Neither Company is subject to
regulation under the Investment Company Act of 1940.

     6.12        Transactions with Affiliates    .  Neither Company is a party
to a material transaction with any of its Affiliates (excluding the other Company) other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     6.13        Debt    .  Neither Company is an obligor on any Debt other
than Permitted Debt.

     6.14        No Liens    .  Each Company has good and indefeasible title
to the Collateral in which it has created Lender Liens under this agreement, and all Collateral is free and clear of all Liens and other adverse claims of any nature other than the Permitted Liens.

     6.15        Perfection and Priority of Lender Liens    .  Lender Liens
shall be created and perfected upon (a) each Mortgage Note that is delivered to Agent, (b) each Mortgage Security in certificated form that is delivered to Agent or its bailee, (c) each Mortgage Security in book-entry form when notice of the Lender Lien is given to the financial institution in whose favor that security has been issued and that institution confirms that notice, (d) each Mortgage Note and related Take-Out Commitment for 21-days after the Borrowing Date of each related Wet Borrowing, (e) all Mortgage-Collateral transmitted to any investor under Section 4.8(b) and Section 4.8(c) (which shall continue until Agent receives payments or Mortgage Securities under that section), and
(f) all Servicing Receivables and other Servicing Rights upon delivery of the documents described on Schedule 5.1 and, in the case of Financing Statements, filing as indicated on that schedule.

     6.16        Principal Office, Etc    .  The principal office, chief
executive office, and principal place of business of Associates is at 1201 Market Street, Wilmington, Delaware 19801, and of Ryland is at 11000 Broken Land Parkway, Columbia, Maryland 21044.

     6.17 Trade Names . No Company has used or transacted business under any other corporate or trade name in the five-year period preceding the Closing Date except that Ryland has and continues to do business from time to time under the trade names Ryland Funding Group, Rylco Funding Group, and RMC Mortgage Corp.

     6.18        Government Approvals    .  Ryland -- and each Servicing
Subsidiary to the extent that its servicing rights are included to meet the minimum requirements of Section 9.5(a) and solely to the extent that any of the following matters relate to the Mortgage Loans or Mortgage Securities that are part of those servicing rights -- is approved and qualified and in good standing as an issuer, mortgagee, or seller/servicer, as stated below, and meets all requirements applicable to its status as such:

(a)         GNMA approved issuer of Mortgage Securities guaranteed by GNMA;

(b) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA;

(c) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC;

(d) FHA approved mortgagee, eligible to originate, purchase, hold, sell, and service FHA Loans; and

(e) VA approved mortgagee, eligible to originate, purchase, hold, sell, and service VA Loans.

     6.19        Appraisals    .  With respect to the property the subject of
any Mortgage Loan, Ryland has obtained Appraisals in material compliance with all Appraisal Laws.

     6.20        Solvency    .  On each Borrowing Date or LC issue date, as
the case may be, each Company is, and after giving effect to the requested Borrowing or LC will be, Solvent.

     6.21        Full Disclosure    .  There is no material fact that either
Company has not disclosed to Lenders that is a Material-Adverse Event except that no Company makes any warranty regarding general economic conditions. To the best of each Company's knowledge, neither the Financials referred to in
Section 6.6 or delivered after the Closing Date under Section 7.1 nor any Credit Request, Collateral-Delivery Notice, Collateral-Conversion Notice, Borrowing-Base Report, Compliance Certificate, officer's certificate, or written statement (other than any financial projections) authored by either Company and delivered by either Company to Agent or any Lender in connection with this agreement contains any untrue statement of material fact.


SECTION 7.    AFFIRMATIVE COVENANTS    .  Until all commitments by Lenders to
extend credit under this agreement have been cancelled or terminated and the Obligation is fully paid and performed, the Companies jointly and severally covenant and agree with Agent and Lenders as follows:

     7.1        Reporting Requirements    .  The Companies shall furnish to
Lenders the following, all in form and detail reasonably satisfactory to
Lenders:

(a) Annual Financials. Promptly when available but at least within 92 days after each fiscal-year end of Ryland Group, consolidated
Financials of Ryland Group and of Ryland (including consolidation with -- and consolidating at least as to -- Associates) as of that year end, each reflecting the corresponding figures for the preceding fiscal year in comparative form, accompanied by the related report prepared by independent certified public accountants acceptable to Agent and stating that the consolidated portion of those statements were prepared in accordance with GAAP applied on a basis consistent with prior periods except for such changes in GAAP concurred in by the Companies' independent public accountants.

(b) Quarterly Financials. Promptly when available but at least within 47 days after each fiscal quarter of Ryland, consolidated
Financials of Ryland (including consolidation with -- and consolidating at least as to -- Associates) as of that quarter end, accompanied in each case by a Compliance Certificate.

(c) Monthly Report. Promptly when available but at least within 47 days after the last day of each Calendar Month, Ryland's customary management report regarding its financial services segment analysis, consolidated balance sheets, monthly report about, among other things, its retail branch summary, limited partnership summary, wholesale branch summary, marketing summary, warehouse interest detail and summary, loan servicing report, loan servicing portfolio, acquired servicing, title company report, escrow company report, key business measurements, and new business summary and which may be at least as comprehensive as the monthly management report currently being delivered by Ryland under the Existing-Loan Agreement.

(d) Notices. Notice, promptly after either Company knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to either Company, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by either Company in any Loan Paper that constitutes a Material-Adverse Event, (iii) the receipt by either Company of notice of any violation or alleged violation of ERISA or any Environmental Law or other Law if that violation individually or collectively with other violations or allegations is a Material-Adverse Event, or (iv) a Default or Potential Default -- other than under Section 10.1(a) -- specifying the nature thereof and what action the Companies have taken, are taking, or propose to take with respect to it.

(e) Other Debt. Notice, promptly after either Company knows or has reason to know, of any notice from, or the taking of any other action by, the holder of any Debt of either Company -- only if that Debt is in the amount specified in Section 10.1(e) -- with respect to a claimed default, together with a detailed statement by a Responsible Officer of that Company specifying the notice given or other action taken, the nature of the claimed default, and what action the Companies are taking or propose to take with respect to it.

(f) Other Information. Promptly upon reasonable request by Agent or Determining Lenders (through Agent), information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies and opinions, certifications, and documents in addition to those mentioned in this agreement.

     7.2        Use of Proceeds    .  The Companies shall use the proceeds of
Borrowings and LC drafts or drawings only for the purposes represented in this agreement.

     7.3        Books and Records    .  Each Company shall maintain books,
records, and accounts necessary to prepare Financials in accordance with GAAP.

     7.4        Inspections    .  Upon reasonable request, each Company shall
allow Agent, any Lender, or their respective Representatives to inspect any of its properties, to review reports, files, and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, or representatives from time to time during reasonable business hours.

     7.5        Taxes    .  Each Company shall promptly pay when due any and
all Taxes other than Taxes of which the failure to pay is not a Material-Adverse Event or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

     7.6        Expenses    .  The Companies jointly and severally agree to
pay (a) all reasonable legal fees and expenses incurred by Agent and all reasonable legal fees and expenses in an amount not exceeding $1,000 for each other Lender in connection with the preparation, negotiation, and execution of the Loan Papers, (b) all reasonable legal fees and expenses incurred by Agent in connection with each separate future amendment, consent, waiver, or approval executed in connection with any Loan Paper, (c) all fees, charges, or Taxes for the recording or filing of the Security Documents, (d) all other reasonable out-of-pocket expenses of Agent or any Lender in connection with the preparation, negotiation, execution, or administration of the Loan
Papers -- including, without limitation, courier expenses incurred in connection with the Mortgage Collateral, (e) all amounts expended, advanced, or incurred by Agent or any Lender to satisfy any obligation of either Company under any Loan Paper, to collect the Obligation, or to enforce the Rights of Agent or any Lender under any Loan Paper -- including, without limitation, all court costs, attorneys' fees (whether for trial, appeal, other proceedings, or otherwise), fees of auditors and accountants, and investigation expenses reasonably incurred by Agent or any Lender in connection with any such matters, (f) interest at an annual interest rate equal to the Default Rate each item specified in clauses (a) through (e) above from 30 days after the date of written demand or request for reimbursement to the date of reimbursement, and (g) any and all stamp and other Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any Loan Paper -- IN CONNECTION WITH WHICH EACH COMPANY SHALL INDEMNIFY AND SAVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT TO OR RESULTING FROM ANY DELAY IN PAYING OR OMISSION TO PAY
THOSE TAXES TO THE EXTENT THOSE LIABILITIES ARISE SOLELY BECAUSE THE
COMPANIES FAIL TO PAY THE TAXES UPON DEMAND BY A LENDER, WHICH INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF
THE LOAN PAPERS.

     7.7        Maintenance of Existence, Assets, and Business    .  Each
Company shall (a) except as permitted by Section 8.5, maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material-Adverse Event, and (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material-Adverse Event -- including, without limitation, Ryland's eligibility as lender, seller/servicer, and issuer as described in
Section 6.18.

     7.8        Insurance    .  Each Company shall (a) maintain with
financially sound and reputable insurers, insurance with respect to its assets and business against such liabilities, casualties, risks, and contingencies and in such types and amounts -- including, without limitation, a fidelity bond or bonds in form and with coverage, with a company, and with respect to such individuals or groups of individuals -- as satisfy prevailing FNMA, FHLMC, and GNMA requirements applicable to a qualified mortgage institution and otherwise as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, and (b) upon Agent's request, furnish to Agent from time to time (i) a summary of its insurance coverage, in form and substance satisfactory to Agent, and (ii) originals or copies of the applicable policies.

     7.9        Further Assurances    .  Each Company shall (a) promptly, and
in any event within three Business Days after Agent's request -- or such longer period as permitted under Section 4.9 -- cure any defects in the execution and delivery of any Loan Paper and (b) at its expense, promptly execute and deliver to Agent upon request all such other and further documents to (i) comply with or accomplish either Company's agreements in any Loan Paper, (ii) further evidence and more fully describe the Collateral intended as security for the Obligation, (iii) correct any omissions in any Loan Paper,
(iv) more fully to state the security obligations in any Loan Paper, (v) perfect, protect, or preserve (continue to do so) any Lender Lien created (or intended to be created) under any Loan Paper, or (vi) make any recording, file any notices, or obtain any consents.

     7.10        Take-Out Commitments and Servicing Contracts    .  Each
Company shall perform and observe in all material respects each of the provisions of each Take-Out Commitment and Servicing Contract on its part to be performed or observed and cause all things to be done that are necessary to have each item of Mortgage Collateral and the Collateral Documents covered by a Take-Out Commitment comply with its requirements.

     7.11        Compliance with Material Agreements    .  Each Company shall
comply with all of its Material Agreements if failure to do so is a Material-Adverse Event.

     7.12        Appraisals    .  Each Company shall promptly (a) permit
Agent's and any Lender's authorized Representatives to discuss with either Company's officers or with the appraisers furnishing Appraisals the procedures for preparation, review, and retention of -- and to review and obtain copies of -- all Appraisals pertaining to any Mortgage Collateral, and (b) upon any Lender's request, cooperate with it to ascertain that the Appraisals comply with all Appraisal Laws.

     7.13        INDEMNIFICATION    .  IN CONSIDERATION OF THE COMMITMENTS BY
AGENT AND LENDERS UNDER THE LOAN PAPERS, THE COMPANIES JOINTLY AND
SEVERALLY AGREE TO INDEMNIFY AND DEFEND EACH AGENT, LENDER, AND THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") -- AND DEFEND THEM AND HOLD EACH OF THEM HARMLESS -- AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, DEFICIENCIES, INTEREST, JUDGMENTS, COSTS, OR EXPENSES -- INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES -- INCURRED BY ANY OFTHEM ARISING FROM OR BECAUSE OF (A) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING BROUGHT OR THREATENED IN CONNECTION WITH ANY LOAN PAPER OR THE TRANSACTIONS CONTEMPLATED BY
THE LOAN PAPERS, INCLUDING, WITHOUT LIMITATION, ANY USE BY EITHER COMPANY OF THE PROCEEDS OF BORROWINGS OR LC DRAFTS OR DRAWINGS, (B) ANY IMPOUNDMENT, ATTACHMENT, OR RETENTION OF ANY MORTGAGE COLLATERAL OR ANY FAILURE OF ANY INVESTOR TO PAY THE ENTIRE PURCHASE PRICE OF ANY MORTGAGE COLLATERAL UNDER ANY TAKE-OUT COMMITMENT, (C) ANY ALLEGED VIOLATION OF ANY FEDERAL
OR STATE LAW RELATING TO USURY IN CONNECTION WITH ANY MORTGAGE COLLATERAL, AND (D) ANY REPRESENTATION MADE BY EITHER COMPANY UNDER ANY LOAN PAPER. ALTHOUGH EACH INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ANY INDEMNIFIED PARTY'S ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION FOR ITS OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD. THIS INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION
AND TERMINATION OF THE LOAN PAPERS.


SECTION 8.    NEGATIVE COVENANTS    .  Until all commitments by Lenders to
extend credit under this agreement have been cancelled or terminated and the Obligation is fully paid and performed, the Companies jointly and severally covenant and agree with Agent and Lenders as follows:

     8.1        Debt    .  Neither Company may directly or indirectly create,
incur, or suffer to exist any Debt except Permitted Debt.

     8.2        Liens    .  Neither Company may directly or indirectly
(a) create, incur, or suffer to exist any Lien on any of its assets except Permitted Liens or (b) enter into or permit to exist any arrangement or agreement that directly or indirectly prohibits either Company or RAMCO from creating or incurring any Lien on any of its assets other than the Loan Papers.

     8.3        Loans, Advances, and Investments    .  Except as permitted by
Sections 8.4 or 8.5, no Company may make any loan, advance, extension of credit, or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person other than Permitted Loans/Investments.

     8.4        Distributions    .  Ryland may not directly or indirectly pay
or declare any Distribution during any fiscal year if a Default or Potential Default exists or if, immediately after giving effect to it, a Default or Potential Default would then exist.

     8.5        Merger or Consolidation    .  Neither Company may directly or
indirectly merge or consolidate with or into any other Person except (a) any merger solely for the purpose of accomplishing a re-incorporation in another jurisdiction, (b) either Company may merge into the other, and (iii) any Subsidiary of either Company may merge into either Company.

     8.6        Liquidations and Dispositions of Assets    .  Except as set
forth in Section 8.4 or below, neither Company may directly or indirectly dissolve or liquidate or sell, transfer, lease, or otherwise dispose of any material portion of its assets or business except sales or other dispositions by Ryland in the ordinary course of its business, of (a) subject to
Section 9.5, part of its Servicing Portfolio, or (b) subject to Section 4.8(b) and Section 4.8(c), Mortgage Loans or Mortgage Securities that are Collateral, or (c) Mortgage Loans or Mortgage Securities that are not Collateral, or (d) sales by Ryland of Servicing Rights to its Subsidiaries upon 30 days advance written notice to Agent and compliance with any requirements Agent may reasonably make to ensure that the Lender Liens continue to cover all of those Servicing Rights to the extent previously covered. Notwithstanding the preceding sentence, Ryland may sell all or any part of the stock or the assets of RAMCO, as well as all or any part of Ryland's master servicing rights and bond administration and securities issuance businesses, free and clear of any Lien created by this agreement.

     8.7        Use of Proceeds    .  Neither Company may directly or
indirectly use the proceeds of Borrowings or of LC drafts or drawings (a) for any purpose other than as represented in this agreement, (b) for the funding or acquisition of construction or commercial first mortgage loans, (c) for wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made, or (d) in violation of Regulation U, Regulation X, or Sec. 7 of the Securities Exchange Act of 1934 .

     8.8        Collateral Matters    .  Neither Company may directly or
indirectly:

(a) Relocate its principal office, chief executive office, or principal place of business or change its corporate name or name under which its is doing business without first (i) giving Agent 30 days prior written notice of the proposed relocation or change and (ii) executing and delivering all additional documents and performing all additional acts as Agent, in its sole discretion, may request in order to continue or maintain the existence and priority of the Lender Liens intended to be created under the Loan Papers.

(b) Compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Collateral, or release any mortgage, deed of trust, or trust deed securing or underlying any Mortgage Collateral.

(c) Agree to the amendment or termination of any Take-Out Commitment in which Agent has a Lien or to the substitution of a Take-Out Commitment for a Take-Out Commitment in which Agent has a Lien if that amendment, termination, or substitution is a Material-Adverse Event.

(d) Transfer, sell, assign, or deliver any Mortgage Collateral pledged to Agent to any Person other than Agent, except pursuant to
Section 4.8.

     8.9        Transactions with Affiliates.      Neither Company may
directly or indirectly enter into any material transaction with any of its Affiliates (except with another Company) other than transactions in the ordinary course of business or upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

     8.10        Employee Plans    .  Except where a Material-Adverse Event
would not result, neither Company may directly or indirectly permit any of the events or circumstances described in Section 6.10 to exist or occur.

     8.11        Compliance with Laws and Documents    .  Neither Company may
directly or indirectly (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone or with all other violations is a Material-Adverse Event or (b) violate the provisions of its charter or bylaws or repeal, replace or amend any provision of its charter or bylaws if any such action is a Material-Adverse Event.

     8.12        Government Regulations    .  Neither Company may directly or
indirectly conduct its business in a way that it becomes regulated under the Investment Company Act of 1940.

     8.13        Fiscal Year Accounting    .  Neither Company may directly or
indirectly change its fiscal year nor use any accounting method other than GAAP.

     8.14        New Businesses    .  Neither Company may directly or
indirectly engage in any business except the businesses in which it or any of its Affiliates is presently engaged and any other reasonably-related business.

      8.15        Assignment    .  Except as permitted in Section 8.5, neither
Company may directly or indirectly assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.


SECTION 9.    FINANCIAL COVENANTS    .  Until all commitments by Lenders to
extend credit under this agreement have been cancelled or terminated and the Obligation is fully paid and performed, the Companies jointly and severally covenant and agree with Agent and Lenders as follows:

     9.1        Net Worth Covenants    .

(a) Associates' stockholders' equity reflected on its balance sheet may not be less than $1,000,000 at the end of any quarter in Associates' fiscal year.

(b) Ryland's Adjusted-Net Worth may not be less than $40,000,000 at the end of any quarter in Ryland's fiscal year.

(c) Ryland's Adjusted-Tangible-Net Worth may not be less than $55,000,000 at the end of any quarter in Ryland's fiscal year.

     9.2        Leverage Ratio    .  The ratio of Ryland's Total Liabilities
to Ryland's Adjusted-Tangible-Net Worth may not exceed 8.0 to 1.0 at the end of any quarter in Ryland's fiscal year.

     9.3        Net Income    .  Associates' net income may never be less than
$1.00 for any of Associates' fiscal years at the time of or after the Closing Date.

     9.4        Cash Flow    .  The sum of Ryland's net income or loss plus
(to the extent deducted in calculating that net income or loss) amortization, depreciation, and other noncash charges -- on a consolidated basis -- may never be less than $1.00 at the end of any of Ryland's fiscal quarters for the four-fiscal-quarter periods then ended.

     9.5        Servicing Portfolio    .  (a) The sum of the Servicing
Portfolio plus the total unpaid-principal balance of all mortgage loans for which the servicing rights are owned by any wholly-owned Subsidiary of Ryland (a "Servicing Subsidiary") may never be less than $5,000,000,000, and (b) the total Eligible-Servicing Portfolio may never be less than $1,500,000,000.


SECTION 10.    DEFAULTS AND REMEDIES    .

     10.1        Default    .  The term "Default" means the existence or
occurrence of any one or more of the following:

(a) Obligation. Either Company fails to pay (i) any Principal Debt or LC Obligation it owes within one Business Day after it is due under this agreement or (ii) any other part of the Obligation it owes within three Business Days after it is due under any Loan Paper.

(b) Covenants. Either Company fails to punctually and properly perform, observe, and comply with any covenant or agreement in any Loan Paper -- other than the covenants to pay the Obligation -- and that failure continues for 15 days after either Company knows of that failure or Agent or any Lender notifies either Company of it.

(c) Misrepresentation. Any material statement, warranty, or representation by or on behalf of either Company or Ryland Group in any Loan Paper or any Credit Request, Collateral-Delivery Notice, Compliance Certificate, management report, or other writing (except financial projections) authored by either Company or Ryland Group and furnished in connection with this agreement, proves to have been incorrect or misleading in any material respect as of the date made or deemed made.

(d) Debtor Law. Either Company (i) is not Solvent, (ii) fails to pay its Debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or
(iv) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law -- other than as a creditor or claimant -- that could suspend or otherwise adversely affect the Rights of Agent or any Lender granted in the Loan Papers unless, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing.

(e)         Other Debt.

(i) Either (A) either Company or Ryland Group fails to make within any applicable grace period any payment on any other
Debt that is not nonrecourse to it and that has unpaid principal balance of over $500,000 for Associates, $1,000,000 for Ryland, or $20,000,000 for Ryland Group, and -- only if that Debt arises with respect to a letter of credit issued for either Company's account -- that failure continues for 90 days after the date that payment is due, (B) any event, condition, material breach, or default occurs under any document evidencing, governing, securing, or relating to any such Debt if, as a result of that occurrence, it becomes due before its scheduled installments or stated maturity, or (C) any of the foregoing occurs with respect to any such Debt of either
Company or Ryland Group with unpaid principal balances exceeding, in the aggregate, $2,500,000 in the case of Associates, $5,000,000 in the case of Ryland, or $20,000,000 in the case of Ryland Group; and

(ii) That default or nonpayment is not remedied or and effectively waived by the one or more holders of that Debt.

(f) Judgments, Etc. Either Company or Ryland Group fails within 30 days to appeal, pay, bond, or otherwise discharge any final judgments or orders for payment of money which -- after subtracting from the amount of such judgment or order the amount of any relevant insurance coverage from Solvent insurers -- exceed $1,000,000 per case for either Company, $5,000,000 per case for Ryland Group, or $5,000,000 total for the Companies, or $15,000,000 total for Ryland Group.

(g) Levy, Seizure, Etc.. Any Person levies on, seizes, or attaches all or any material assets of either Company or Ryland Group, and that levy, seizure, and attachment is not dissolved and possession returned to that Company or Ryland Group, as the case may be, within 30 days.

(h) Unenforceability. Any material provision of any Loan Paper for any reason ceases to be in full force and effect or is fully or partially declared null and void or unenforceable or the validity or enforceability of any Loan Paper is challenged or denied by either
Company.

(i) Change of Control. Any change in the ownership of either Company with the result that Associates ceases to be directly or indirectly wholly and beneficially owned by Ryland or Ryland ceases to be directly or indirectly wholly and beneficially owned by Ryland Group;

(j) Agency Qualifications. (i) Ryland or any Servicing Subsidiary fails to meet any GNMA seller or servicing standard or requirement that is a Material-Adverse Event, (ii) GNMA revokes or terminates Ryland's or any Servicing Subsidiary's Right to service for GNMA, (iii) GNMA issues a letter of extinguishment under any GNMA guaranty agreement,
(iv) Ryland or any Servicing Subsidiary ceases to be an eligible issuer or servicer under either the FNMA or FHLMC Guide, (v) FNMA or FHLMC impose any sanctions upon Ryland or any Servicing Subsidiary resulting in a Material-Adverse Event, (vi) FNMA or FHLMC terminate or revoke Ryland's or any Servicing Subsidiary's Right to service for FNMA or FHLMC, or (vi) FNMA or FHLMC initiate any transfer of servicing from Ryland or any Servicing Subsidiary to another Person other than in the ordinary course of business. A Servicing Subsidiary is included in this Section 10.1(j) solely to the extent that its servicing rights are being included to meet the minimum requirements of Section 9.5(a) and solely as any of the foregoing provisions relate to the Mortgage Loans or Mortgage Securities that are part of those servicing rights.

(k) LCs. Agent is served with, or becomes subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC, and either (i) a drawing has occurred under the LC, and Ryland refuses to reimburse Agent for the LC Obligation or (ii) the LC's expiration date has occurred but the beneficiary's Right to draw under it has been extended past the expiration date in connection with the pendency of the related court action or proceeding, and Ryland fails to deposit with Agent cash collateral in an amount equal to the LC Exposure under it.

   10.2        Remedies    .

(a) Debtor Law. Upon the occurrence of a Default under Section 10.1(d), the commitments of Lenders to extend credit under this agreement automatically terminate and the full Obligation is automatically due and payable, without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by the Companies.

(b) Other Defaults. While a Default exists -- other than those described in clause (a) above -- Agent may and, upon the direction of Determining Lenders, shall declare the Obligation to be immediately due and payable, whereupon it shall be due and payable, whereupon the commitments of Lenders to extend credit under this agreement are then automatically terminated.

(c) Other Remedies. Following the termination of the commitments of Lenders to extend credit under this agreement and the acceleration of the Obligation, Agent may, and at the direction of Determining
Lenders shall, do any one or more of the following:

(i)         Reduce any claim to judgment;

(ii)         Foreclose upon or otherwise enforce any Lender Liens;

(iii) Notify all obligors of Collateral serviced by either Company and all servicers of other Collateral that the Collateral has been assigned to Agent and that all payments thereon are to be made directly to Agent or any other party as may be designated by Agent; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral by any obligor, servicer or any investor of any portion of the Collateral, on terms acceptable to Agent; enforce payment and prosecute any action or proceeding with respect to any and all Collateral and where any such Collateral is in default, foreclose on and enforce liens in such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure;

(iv) Act, or contract with a third party to act, as servicer of each item of Collateral serviced by either Company and perform all obligations required in connection with Take-
Out Commitments;

(v) Exercise all Rights of a secured creditor under the UCC, including without limitation selling the Collateral at public or private sale, including sale pursuant to any applicable
Take-

(vi) Out Commitment. To the extent that applicable law requires that either Company receive notice of or prior to any such sale (or any other disposition of Collateral) the Companies agree that 10 days notice shall be reasonable notice. At any sale or other disposition, the Collateral may be sold or disposed of as an entirety or in separate parts, as Agent may determine.
Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and that sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Agent until the selling price is paid by the purchaser thereof, but Agent shall not incur any liability in case of the failure of that purchaser to take up and pay for the Collateral so sold and, in case of any such failure, that Collateral may again be sold upon like notice. Agent may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose on and sell the Collateral or any portion of the Collateral under a judgment or decree of a court or courts of competent jurisdiction, or both; and

(vii) Exercise any other Rights in the Loan Papers, at Law, in equity, or otherwise that Determining Lenders may direct.

Should any Default continue that, in Agent's opinion, materially and adversely affects the Collateral or the interests of the Lenders under this agreement, Agent may, in a notice to the Lenders of that Default set forth one or more actions that Agent, in its opinion, believes should be taken. Unless otherwise directed by Determining Lenders (excluding the Lender serving as agent hereunder) within ten days following the date of the notice setting forth the proposed action or actions, Agent may, but shall not be obligated to, take the action or actions set forth in that notice.

     10.3        Right of Offset    .  The Companies hereby grant to Agent and
to each Lender a right of offset, to secure the repayment of the Obligation, upon any and all monies, securities, or other property of the Companies, and the proceeds therefrom now or hereafter held or received by or in transit to Agent or such Lender from or for the account of the Companies, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or special, time or demand, provisional, or final) and credits of the Companies, and any and all claims of the Companies against Agent or such Lender, at any time existing. Upon the occurrence of any Default, Agent and each Lender is hereby authorized at any time and from time to time, without notice to either Company, to offset, appropriate, and apply any and all of those items against the Obligation, subject to
Section 3.6. Notwithstanding anything in this section or elsewhere in this agreement to the contrary, neither Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of the Companies which consist of escrowed funds (except and to the extent of any beneficial interest which the Companies have in such escrowed funds) which have been so identified by either Company in writing at the time of deposit thereof.

     10.4        Private Sales    .  Agent shall incur no liability as a
result of the sale of the Collateral, or any part of the Collateral, at any private sale made in a commercially reasonable manner. The Companies hereby waive any claims either of them may have against Agent arising because the price at which the Collateral may have been sold at that private sale was less than the price which might have been obtained at a public sale or was less than the Obligation.

     10.5        Waivers    .  The Companies waive any right to require Agent
to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral or pursue its Rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Agent shall not be required to take any steps necessary to preserve any Rights of either Company against any Person from which either Company purchased any Mortgage Loans or to preserve Rights against prior parties. The Companies and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their property's liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

     10.6        Performance by Agent    .  Should any covenant, duty, or
agreement of either Company fail to be performed in accordance with the terms of this agreement or of any document delivered under this agreement, Agent may, at its option, after notice to Associates or Ryland, as the case may be, perform, or attempt to perform, such covenant, duty, or agreement on behalf of that Company and shall notify each Lender that it has done so. In such event, the Companies shall jointly and severally, at the request of Agent, promptly pay any amount expended by Agent in such performance or attempted performance to Agent at its principal place of business, together with interest thereon at the Maximum Rate from the date of such expenditure by Agent until paid. Notwithstanding the foregoing, it is expressly understood that Agent does not assume and shall never have, except by express written consent of Agent, any liability or responsibility for the performance of any duties of either Company under this agreement or under any other document delivered under this agreement.

     10.7        No Responsibility    .  Except in the case of fraud, gross
negligence, or willful misconduct, neither Agent nor any of its officers, directors, employees, or attorneys shall assume -- or ever have any liability or responsibility for -- any diminution in the value of the Collateral or any part of the Collateral.

     10.8        No Waiver    .  The acceptance by Agent or any Lender at any
time and from time to time of partial payment or performance by either Company of any of their respective obligations under this agreement or under any Loan Paper shall not be deemed to be a waiver of any Default then existing. No waiver by Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Default. No delay or omission by Agent or any Lender in exercising any right under this agreement or under any other document required to be executed under or in connection with this agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this agreement or otherwise.

     10.9        Cumulative Rights    .  All Rights available to Agent and the
Lenders under this agreement or under any other document delivered under this agreement shall be cumulative of and in addition to all other Rights granted to Agent and the Lenders at Law or in equity, whether or not the Notes be due and payable and whether or not Agent shall have instituted any suit for collection, foreclosure, or other action in connection with this agreement or any other document delivered under this agreement.

     10.10        Proceeds    .  If the proceeds of any sale or exercise of
any Rights are insufficient to satisfy the full Obligation, then the Companies shall remain liable jointly and severally for any deficiency.

     10.11        Rights of Individual Lenders    .  No Lender shall have any
right by virtue, or by availing itself, of any provision of this agreement to institute any action or proceedings at Law or in equity or otherwise (excluding any actions in bankruptcy), upon or under or with respect to this agreement, or for the appointment of a receiver, or for any other remedy under this agreement, unless the Determining Lenders previously shall have given to Agent written notice of a Default and of the continuance thereof and made written request upon Agent to institute such action or proceedings in its own name as Agent and shall have offered to Agent reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and Agent, for 10 Business Days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to Agent by Determining Lenders; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself, of any provision of this agreement to affect, disturb or prejudice the Rights of any other Lenders, or to obtain or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this Section 10.11, each and every Lender and Agent shall be entitled to such relief as can be given either at law or in equity.

     10.12        Notice to Agent    .  Should any Default or Potential
Default occur and be continuing, any Lender having actual knowledge thereof shall notify Agent and the Companies of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's Rights under this agreement.

     10.13        Costs    .  All court costs, reasonable attorneys' fees,
other costs of collection, and other sums spent by Agent or any Lender in the exercise of any Right provided in any Loan Paper is payable to Agent or that Lender, as the case may be, on demand, is part of the Obligation, and bears interest at the Default Rate from the date paid by Agent or any Lender to the date repaid by either Company.


SECTION 11.    AGENT    .

     11.1        Authorization and Action    .  Each Lender hereby appoints
Bank One, Texas, N.A., as Agent, in its name and on its behalf, to (a) receive all documents and items to be furnished to it under this agreement; (b) act as Agent for and on its behalf in and under all of the Loan Papers; (c) arrange the means of distributing the funds to be provided to the Companies and to each Lender; (d) distribute to Lenders information, requests, payments, prepayments, documents, and items received from Associates, Ryland and others under this agreement; and (e) deliver to the Companies and others (as is appropriate) requests, demands, approvals, and consents received from each Lender. Each Lender recognizes and understands that, if Agent exercises the remedies provided under Section 10 and Agent does not have adequate facilities (and Agent shall have no obligation to develop adequate facilities) to service any Collateral required to be serviced, it will be necessary for Agent to contract with a third party to service such Collateral, and the fees paid for such services will be a prior charge against the Collateral pursuant to
Section 3.5. As to any matter not expressly provided for by this agreement (including, without limitation, enforcement or collection of the Notes), Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Determining Lenders or, in respect of the matters covered by Section 12.11(d), all Lenders. However, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this agreement or applicable law. Agent agrees to give to each Lender prompt notice of each notice given to it by either Company under this agreement.

     11.2        Agent's Reliance, Etc    .  Neither Agent nor any of its
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this agreement, except for its or their own gross negligence or willful misconduct, except as otherwise set forth in Section 11.7 when acting in its capacity as custodian. Without limitation of the generality of the foregoing, Agent
(a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this agreement; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this agreement on the part of the Companies or to inspect the property (including the books and records) of the Companies (except as specifically set forth in Section 11.7); (d) shall not be responsible to any Lender for the due execution (by any party hereto other than Agent), legality, validity, enforceability, genuineness, sufficiency or value of this agreement or any other instrument or document furnished pursuant hereto (except as specifically set forth in Section 11.7); and (e) shall incur no liability under or in respect of this agreement by acting in accordance with this agreement upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. Agent shall not be compelled to do any act or to take any action toward the execution or enforcement of the powers hereby created, or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against any and all loss, cost, liability, and expense it may incur. Subject to the foregoing limitations and to any direction of the Determining Lenders to take action in accordance with Section 10, Agent shall perform the duties imposed upon it under this agreement with respect to the Collateral with the same amount of diligence and using the same amount of judgment and discretion as if Agent were acting solely for its own account, and, in connection therewith, Agent is hereby authorized (a) to settle, compromise, and release claims against the makers of, and any Person obligated with respect to, any Collateral, (b) to foreclose on, and enforce security interests in, any Collateral or property secured thereby, (c) to sell Collateral and property acquired as the result of foreclosure under this agreement and the Security Documents, and (d) to do all other acts and things as Agent, in its sole discretion, may deem necessary or appropriate to protect the Rights and interests of itself and the Lenders and to realize the benefits of the Collateral.

     11.3        Agent and Affiliates    .  With respect to its Commitment,
Borrowings extended by it and the Notes issued to it, Bank One, Texas, N.A., shall have the same Rights under this agreement as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders," unless otherwise expressly indicated, include Bank One, Texas, N.A., in its individual capacity. Bank One, Texas, N.A., and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Companies or any of their respective Subsidiaries and any Person who may do business with or own securities of either Company or any such Subsidiary, all as if Bank One, Texas, N.A., were not Agent and without any duty to account therefor to Lenders. Each Lender and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Companies or any of their respective Subsidiaries and any Person who may do business with or own securities of either Company or any such Subsidiary, all as if each Lender were not a Lender under this agreement and without any duty to account therefor to any other Lender.

     11.4        Lender Credit Decision    .  Each Lender acknowledges that it
has, independently and without reliance upon Agent or any other Lender and based on the Financials referred to in Section 6.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this agreement.

     11.5        Indemnification    .  LENDERS AGREE TO INDEMNIFY AGENT
SEVERALLY AND NOT JOINTLY (TO THE EXTENT NOT REIMBURSED BY THE COMPANIES), RATABLY ACCORDING TO THEIR TERMINATION PERCENTAGES (OR IF NO OBLIGATION IS
AT THE TIME OUTSTANDING, RATABLY ACCORDING TO THEIR RESPECTIVE COMMITMENT PERCENTAGE), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,
LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY AGENT UNDER THIS AGREEMENT, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT (OR, WITH RESPECT TO AGENT'S DUTIES AS CUSTODIAN, SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM CUSTODIAN'S
NEGLIGENCE OR WILLFUL MISCONDUCT).  WITHOUT LIMITATION OF THE FOREGOING,
EACH LENDER AGREES TO REIMBURSE AGENT PROMPTLY UPON DEMAND ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, TO THE EXTENT THAT AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE COMPANIES. AFTER SUCH AMOUNTS HAVE BEEN IMPOSED UPON OR INCURRED BY ANY LENDER, SUCH AMOUNTS SHALL BE PAYABLE BY THE COMPANIES UPON DEMAND AND SHALL BEAR INTEREST, FROM THE DATE OF DEMAND UNTIL PAID, AT A FLUCTUATING INTEREST RATE PER ANNUM EQUAL FOR EACH DAY DURING SUCH PERIOD TO THE DEFAULT RATE. IF ANY OR ALL OF THE INDEMNIFIED FUNDS PAID BY LENDERS TO AGENT ARE SUBSEQUENTLY RECOVERED BY AGENT FROM SOME SOURCE OTHER THAN LENDERS, THEN AGENT SHALL DISTRIBUTE THE RECOVERED FUNDS TO EACH LENDER IN ACCORDANCE WITH THE PROPORTION THAT ALL SUCH PAYMENTS BY IT TO AGENT BEAR TO ALL SUCH PAYMENTS BY ALL LENDERS TO AGENT.

     11.6        Successor Agent    .  Agent may resign at any time by giving
written notice to Lenders and the Companies and may be removed at any time with or without cause by Determining Lenders other than Agent. Any resignation of Agent will become effective upon the appointment of a successor. Upon any such resignation or removal, Determining Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Lenders, and shall have accepted that appointment, within 30 days after the retiring Agent's giving of notice of resignation or Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a commercial or savings bank organized under the laws of the United States of America or of any of its states and having a combined capital and surplus of at least $250,000,000. No resignation or removal of Agent shall become effective until a successor Agent is appointed pursuant to the provisions of, and has accepted the appointment as provided in, this Section 11.6.

Any successor Agent appointed as provided in this Section 11.6 shall execute and deliver to the Companies and their predecessor Agent an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Agent shall become effective and that successor Agent, without any further act, deed or conveyance, shall become vested with all the Rights and obligations of its predecessor under this agreement, with like effect as if originally named as Agent; but, nevertheless, on the written request of either Company or of the successor Agent, the Agent ceasing to act shall execute and deliver an instrument transferring to that successor Agent all the Rights of Agent so ceasing to act and shall execute and deliver to that successor Agent such instruments as are necessary (including assignments of all Collateral and Security Documents) to transfer the Collateral to that successor Agent. Upon request of any successor Agent, the Companies shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to that successor Agent all such Rights. No successor Agent shall accept appointment as provided in this section unless at the time of such acceptance that successor Agent shall be eligible under the provisions of this
Section 11.6. Any Person into which Agent may be merged or converted or with which it may be consolidated, or any Person surviving or resulting from any merger, conversion, or consolidation to which Agent shall be a party, or any Person succeeding to the corporate trust business of Agent, shall be the successor Agent under this agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. After any retiring Agent's resignation or removal as Agent, the provisions of this
Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this agreement.

     11.7        Agent as Custodian    .  Each Lender hereby appoints Agent to
act as custodian to take such action as custodian on its behalf and to exercise such powers under this agreement as are delegated to the custodian by the terms hereof, together with such powers as are reasonably incidental thereto. Custodian's duties hereunder shall include (a) review of the Collateral delivered to custodian and verification that such Collateral meets the definitional requirements for such Collateral set forth in this agreement and that such Collateral meets the requirements of Schedules 1.1(c) and 1.1(d), (b) storage of such Collateral in an area standard in the industry or other area as requested Lenders, (c) determination of the Market Value of such Collateral on a daily basis, (d) preparation of periodic reports whenever required by any Lender regarding the status of such Collateral, (e) release of such Collateral in accordance with the terms of Section 4.8 or Section 4.9, and (f) such other duties as may be imposed upon Agent under this agreement. Neither Agent acting in its capacity as custodian nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with this agreement, except for its or their own negligence or willful misconduct. Custodian shall incur no liability under or in respect of this agreement by acting in accordance with this agreement upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.


SECTION 12.    MISCELLANEOUS    .

     12.1        Nonbusiness Days    .  Any action that is due under any Loan
Paper on a non-Business Day may be delayed until the next Business Day. However, interest accrues on any payment until it is made.

     12.2        Communications    .  Unless otherwise stated, a communication
under any Loan Paper to a party to this agreement must be written to be effective and is deemed given:

    - For Credit Requests, Conversion Requests, and Collateral Delivery-Notices, only when actually received by Agent.

    - Otherwise, if by fax, when transmitted to the appropriate fax number -- but, without affecting the date deemed given, the fax must be promptly confirmed by telephone.

    - Otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service.

    -    Otherwise, when actually delivered.

Until changed by notice, the address and fax number are stated for (a) the Companies and Agent, beside their names on the signature pages below, and (b) each Lender, beside its name on Schedule 1.1(a).

     12.3        Form and Number of Documents    .  The form, substance, and
number of counterparts of each writing to be furnished under the Loan Papers must be satisfactory to Agent and its counsel.

     12.4        Exceptions to Covenants    .  An exception to any Loan-Paper
covenant does not permit violation of any other Loan-Paper covenant.

     12.5        Survival    .  All Loan-Paper provisions survive all closings
and are not affected by any investigation made by any party.

     12.6        Governing Law    .  Unless otherwise stated, each Loan Paper
must be construed -- and its performance enforced -- under the Laws of the State of Texas and the United States of America.

     12.7        Invalid Provisions    .  If any provision of a Loan Paper is
judicially determined to be unenforceable, all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Loan Paper, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

     12.8        Conflicts Between Loan Papers    .  The provisions of this
agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Loan Paper containing additional provisions not in conflict) with the provisions of any other Loan Paper.

     12.9        Venue and Service of Process    .  Each Company (A)
Irrevocably Submits To The Nonexclusive Jurisdiction Of Texas State And Federal Courts, (B) Irrevocably Waives -- To The Fullest Extent Permitted By Law -- Any Objection That It May Now Or In The Future Have To The Laying Of Venue Of Any Litigation Brought In Connection With Any Loan Paper Or The Obligation Brought In District Courts Of Dallas County, Texas, Or In The United States District Court For The Northern District Of Texas, Dallas Division, (C) Irrevocably Waives Any Claims That Any Litigation Brought In Any Of Those Courts Has Been Brought In An Inconvenient Forum, (D) Irrevocably Consents To The Service Of Process Out Of Any Of Those Courts In Any Litiga-tion By The Mailing Of Copies Thereof By Certified Mail, Return Receipt Requested, Postage Prepaid, By Hand-Delivery, Or By Delivery By A Nationally Recognized Courier Service, And Service Is Deemed Complete Upon Delivery Of The Legal Process At Its Address In This Agreement, And (E) Irrevocably Agrees That Any Legal Proceeding Against Any Party To Any Loan Paper Arising Out Of Or In Connection With The Loan Papers Or The Obligation May Be Brought In One Of Those Courts. The scope of each of these waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction -- including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. These waivers are a material inducement to the agreement by Agent and each Lender to enter into this agreement, and they have each relied -- and may continue to rely -- on these waivers in its dealings with the Companies. Each Company represents and warrants that it has reviewed these waivers with its legal counsel, and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. These waivers are irrevocable, may not be modified either orally or in writing, and apply to any renewals, extensions, amendments, and replacements of any Loan Paper.

     12.10        Discharge and Certain Reinstatement    .  The Companies'
obligations under the Loan Papers remain in full force and effect until no Lender has any commitment to extend credit under the Loan Papers and the Obligation is fully paid (except for provisions under the Loan Papers which by their terms expressly survive payment of the Obligation and termination of the Loan Papers). If any payment under any Loan Paper is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Loan Papers in respect of that payment are automatically reinstated as though the payment had not been made when due.

12.11        Amendments, Consents, Conflicts, and Waivers    .  An amendment
of -- or an approval, consent, or waiver by Agent or by one or more Lenders under -- any Loan Paper must be in writing and must be:

(a) Executed by the Companies and Agent if it purports to (i) remove as a party to this agreement any Lender whose Commitment has been fully terminated under Section 2.5 or (ii) reduce or increase any fees payable to Agent by the Companies.

(b) Executed by the Companies and the particular Depositary if it purports to change -- subject to the terms of this agreement -- the terms of that Depositary's Balance-Carry-Forward Agreement.

(c) Executed by the Companies, Agent, and the particular Lender if it purports to partially terminate or -- subject to Section 2.5 -- increase that Lender's Commitment under Section 2.5 and is accompanied, as applicable, by the prepayment to that Lender due because of that partial termination and by either an Interim Note payable to that Lender in the amount of that Lender's Commitment increase under Section 2.5(a) or a replacement Associates Note payable to that Lender in the amount of its reduced or increased Commitment.

(d) Executed by the Companies and Agent and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Loan Paper or if it purports to (i) except as otherwise stated in this Section 12.11, extend the due date or decrease the scheduled amount of any payment under -- or reduce the rate or amount of interest, fees, or other amounts payable to Agent or any Lender under -- any Loan Paper, (ii) change the definition of Borrowing Base
(or any component of it), Commitment Percentage, Determining Lenders, Eligible-Foreclosure Receivable, Eligible-Gestation Collateral, Eligible-Mortgage Collateral, Eligible-P&I Receivable, Eligible-T&I Receivable, Market Value, Stated-Termination Date, or Termination Percentage, (iii) partially or fully release any guaranty or any Collateral except releases of Collateral contemplated in this agreement, or (iv) change or waive compliance with Sections 3.2, 3.5, 3.6, 4.5, 4.8, 4.9, 5, 9, 10.1, 10.2, 10.9, 10.10, 12.1,or 12.11.

(e) Otherwise (i) for this agreement, executed by the Companies, Agent, and Determining Lenders, or (ii) for other Loan Papers, approved in writing by Determining Lenders and executed by the Companies, Agent, and any other party to that Loan Paper.

Amendments under clauses (a)(i) and (c) above shall be in substantially the form of Exhibit F-1 and under clause (d) above shall be in the form acceptable to the Companies and Agent. Upon any amendment or change under clauses (a)(i) or (c) that results in the change of Lenders under this agreement or any of their Commitments, Schedule 1.1(a) is deemed automatically to be amended to reflect those changes, and Agent shall circulate to the parties to this agreement an amended Schedule 1.1(a) reflecting those changes. No course of dealing or any failure or delay by Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Agent or any Lender under the Loan Papers operates as a waiver of that Right. An approval, consent, or waiver is only effective for the specific instance and purpose for which it is given. The Loan Papers may only be supplemented by agreements, documents, and instruments delivered according to their respective express terms.

     12.12 Multiple Counterparts . Any Loan Paper may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document. This agreement is effective when counterparts of it have been executed and delivered to Agent by each Lender, Agent, and the Companies, or, in the case only of those Lenders, when Agent has received faxed or other evidence satisfactory to it that each Lender has executed and is delivering to Agent a counterpart of it.

     12.13        Parties    .  This agreement binds and inures to the
Companies, each Lender, Agent, and their respective successors and permitted assigns. Only those Persons may rely upon or raise any defense about this agreement.

(a) Assignment by Companies. No Company may assign any Rights or obligations under any Loan Paper without first obtaining the written consent of Agent and all Lenders.

(b) Assignment by Lender. Any Lender may assign, pledge, and otherwise transfer all or any of its Rights and obligations under the Loan Papers either (i) to a Federal Reserve Bank without the consent of any party to this agreement so long as that Lender is not released from its obligations under the Loan Papers, or (ii) otherwise in the ordinary course of its lending business, in accordance with all Laws, and in accordance with Sections 12.14 and 12.15 so long as (A) at least 51% of each Lender's original Commitment remains collectively held by it or its Affiliates not subject to any participating interests or assigned interests, (B) except for assignments, pledges, and other transfers by a Lender to its Affiliates, the written consent of the Companies and Agent, which may not be unreasonably withheld, must be first obtained, (C) the assignment or transfer (other than a pledge) does not involve a purchase price that directly or indirectly reflects a discount from face value unless that Lender first offered that assignment or transfer to the other Lenders on ratable basis according to their Commitment Percentages, (D) neither the Companies nor Agent are required to incur any cost or expense incident to any assignment, pledge, or other transfer by any Lender, all of which are for the account of the assigning, pledging, or transferring Lender and its assignee, pledgee, or transferee as they may agree, and (E) if the Participant or Purchaser is organized under the Laws of any jurisdiction other than the United States of America or any of its states, it complies with Section 3.17.

(c) Otherwise Void. Any purported assignment, pledge, or other transfer in violation of this section is void from beginning and not effective.

     12.14        Participations    .  Subject to Section 12.13(b) and this
section, a Lender may at any time sell to one or more Persons (each a "Participant") participating interests in its Commitment and its share of the Obligation.

(a) Additional Conditions. For each participation (i) the selling Lender must remain -- and the Participant may not become -- a "Lender" under this agreement, (ii) the selling Lender's obligations under the Loan Papers must remain unchanged, (iii) the selling Lender must remain solely responsible for the performance of those obligations, (iv) the selling Lender must remain the holder of its one or more Notes and its share of the Obligation for all purposes under the Loan Papers, and (v) the Companies and Agent may continue to deal solely and directly with the selling Lender in connection with those Rights and obligations.

(b) Participant Rights. The selling Lender may obtain for each of its Participants the benefits of the Loan Papers related to participations in its share of the Obligation, but Associates is never obligated to pay any greater amount that would be due to the selling Lender under the Loan Papers calculated as though no participation had been made. Otherwise, Participants have no Rights under the Loan
Papers except certain permitted voting Rights described below.

(c) Participation Agreements. An agreement for a participating interest (i) may only provide to a Participant voting Rights in respect of any amendment of or approval, consent, or waiver under any Loan Paper related to the matters in Section 12.11(d)(i) and (iii) if it also provides for a voting mechanism that a majority of that Lender's Commitment Percentage or Termination Percentage, as the case may be (whether directly held by that Lender or participated) controls the vote for that Lender, and (ii) may not permit a Participant to assign, pledge, or otherwise transfer its participating interest in the Obligation to any Person except any Lender or its Affiliates.

     12.15        Transfers    .  Subject to Section 12.13(b) and this section
and only if no Default exists, a Lender may at any time sell to one or more financial institutions (each a "Purchaser") up to 49% of its Rights and obligations under the Loan Papers.

(a) Additional Conditions. The sale (i) may not occur if a Default exists, (ii) may not involve less than $15,000,000 of a Lender's
Commitment, (iii) must be accomplished by the selling Lender and Purchaser executing and delivering to Agent and the Companies an Assignment, and (iv) may not occur until the selling Lender pays to Agent an administrative-transfer fee of $2,500.

(b) Procedures. Upon satisfaction of the foregoing conditions and as of the Effective Date in the Assignment, which may not be before delivery of the Assignment to Agent and the Companies, then (i) a Purchaser is for all purposes a Lender party to -- with all the Rights and obligations of a Lender under -- this agreement, with a Commitment as stated in the Assignment, (ii) the selling Lender is released from its obligations under the Loan Papers to a corresponding extent, (iii)
Schedule 1.1(b) is automatically deemed to reflect the name, address, and Commitment of the Purchaser and the reduced Commitment of the selling Lender, and Agent shall deliver to the Companies and Lenders an amended Schedule 1.1(b) reflecting those changes, (iv) the Companies shall execute and deliver to each of the selling Lender and the Purchaser a Lender Note, Ryland Note, and, if applicable, an Interim
Note, each based upon their respective Commitments or Commitment Percentages of the Receivable/Working-Capital Sublimit, as the case may be, following the transfer, (v) upon delivery of the one or more Notes under clause (iv) above, the selling Lender shall return to the appropriate Company all Notes previously delivered to it under this agreement, and (vi) the Purchaser is subject to all the provisions in the Loan Papers, the same as if it were a Lender that executed this agreement on its original date.

     12.16        Existing-Loan Agreement and Entireties    .

(a) Existing-Loan Agreement. The Companies, Agent, and each Lender that is party to it agree that, effective as of the Closing Date, the Existing-Loan Agreement is terminated and no lender under it has any further commitment to extend any credit under it. However, any commitment or other fees paid to those lenders for periods through June
16, 1995, are earned and are not reimbursable to either Company.

(b) Entire Agreement. THE LOAN PAPERS AND INTERCOMPANY NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.